The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
File No. 333-223206

Subject to Completion, dated March 8, 2018

PROSPECTUS SUPPLEMENT
(To prospectus dated February 23, 2018)

$

% Senior Notes due 2028

We are offering $   aggregate principal amount of    % senior notes due 2028 (the “notes”). The notes will mature on         , 2028. Interest on the notes will be paid semi-annually in arrears on          and          of each year, beginning on         , 2018. We may redeem the notes, at any time in whole or from time to time in part, for cash at the applicable redemption price described in this prospectus supplement in the section entitled “Description of Notes—Optional Redemption.”

The notes will be our senior unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. However, the notes will be effectively subordinated in right of payment to certain of our other indebtedness. See “Description of Notes— Ranking” in this prospectus supplement.

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any quotation system.

Investing in the notes involves risks. You should carefully read and consider the information in the section entitled “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2017 and on page S-5 of this prospectus supplement.

Per Note	Total
Public offering price(1)%	$
Underwriting discounts and commissions(2)%	$
Proceeds, before expenses, to us %	$

____________

(1)	Plus accrued interest from , 2018, if settlement occurs after that date.
(2)	We refer you to “Underwriting” for additional information regarding underwriting compensation.

The notes will be ready for delivery in book-entry form through the facilities of The Depository Trust Company and its direct participants, including Clearstream Banking, S.A. and Euroclear Bank S.A./N.V., on or about       , 2018.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Goldman Sachs & Co. LLC	Morgan Stanley	Wells Fargo Securities

The date of this prospectus supplement is         , 2018

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus or in any authorized free writing prospectus. We have not, and the underwriters have not, authorized anyone to provide you with other information or make any representation that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which they relate, and this prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is correct as of any date other than the date of the document in which it is contained, even though this prospectus supplement and the accompanying prospectus are delivered or securities are sold pursuant to this prospectus supplement and the accompanying prospectus at a later date. Since the respective dates of such documents, our business, financial condition, results of operations and prospects may have changed. We can use this prospectus supplement to sell the securities only if it is accompanied by the prospectus.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or documents incorporated by reference, on the other hand, you should rely on the information in this prospectus supplement. In addition, information incorporated by reference after the date of this prospectus supplement or the accompanying prospectus may add, update or change information contained in this prospectus supplement or the accompanying prospectus. Any information in such subsequent filings that is inconsistent with this prospectus supplement or the accompanying prospectus will supersede the information in this prospectus supplement or the accompanying prospectus.

This prospectus supplement does not contain all of the information that is important to you. You should read this prospectus supplement together with the accompanying prospectus, all free writing prospectuses, if any, that we have authorized for use in connection with this offering and all documents incorporated by reference, and you should rely only on the information in such documents. The documents incorporated by reference into this prospectus supplement are identified under the caption “Information Incorporated by Reference” in this prospectus supplement.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding whether to invest in the notes. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information contained or referred to under the caption “Risk Factors” beginning on page S-5 in this prospectus supplement, and our consolidated financial statements and the notes to those statements incorporated by reference in this prospectus supplement, before making an investment decision.

Unless otherwise indicated or the context requires otherwise, in this prospectus supplement references to “S|T|O|R|E,” “Company,” “we,” “us” and “our” refer to STORE Capital Corporation and its subsidiaries.

S|T|O|R|E

S|T|O|R|E is an internally managed net-lease real estate investment trust (“REIT”) that is the leader in the acquisition, investment and management of Single Tenant Operational Real Estate (“STORE Property”), which is our target market and the inspiration for our name. A STORE Property is a real property location at which a company operates its business and generates sales and profits, which makes the location a profit center and, therefore, fundamentally important to that business.

S|T|O|R|E continues the investment activities of its senior leadership team, which has been investing in single-tenant operational real estate for over 30 years. We are one of the largest and fastest-growing net-lease REITs, and own a well-diversified portfolio that consisted of investments in 1,921 property locations operated by nearly 400 customers across 48 states as of December 31, 2017. Our customers operate across a wide variety of industries within the service, retail and manufacturing sectors of the U.S. economy, with restaurants, furniture stores, early childhood education centers, movie theaters and health clubs representing the top industries in our portfolio.

Ratio of Earnings to Fixed Charges and Preferred Stock Dividends

The following table sets forth our ratios of earnings to fixed charges and combined fixed charges and preferred stock dividends for the periods shown:

	For Year Ended December 31,
	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges	2.3	2.2	2.0	1.7	1.6
Ratio of earnings to combined fixed charges and preferred stock dividends	2.3	2.2	2.0	1.7	1.6

Our ratios of earnings to fixed charges and combined fixed charges and preferred stock dividends are computed by dividing earnings by fixed charges and combined fixed charges and preferred stock dividends, respectively. For these purposes, “earnings” consist of income (loss) from continuing operations plus fixed charges and less interest capitalized. Income (loss) from continuing operations is computed in accordance with U.S. generally accepted accounting principles and includes such non-cash items as real estate depreciation and amortization, amortization of above (below) market rents, and amortization of deferred financing costs and loan premium. “Fixed charges” consist of interest expense, capitalized interest and amortization of deferred financing fees and loan premium, whether expensed or capitalized, and interest within rental expense. Interest income is not included in this computation. “Preferred stock dividends” consist of the amount of pretax earnings required to pay dividends on outstanding preferred stock. There were no shares of preferred stock outstanding for the periods presented.

Taxation as a Real Estate Investment Trust

We have elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), commencing with our initial taxable year ended December 31, 2011. To continue to qualify as a REIT, we must continue to meet certain tests which, among other things, generally require that our assets consist primarily of real estate assets, that our income be derived primarily from real estate assets and that we distribute at least 90% of our REIT taxable income (other than our net capital gains) to our stockholders annually.

Corporate Information

Our principal executive offices are located at 8377 E. Hartford Drive, Suite 100, Scottsdale, Arizona 85255. Our main telephone number is (480) 256-1100. Our website is www.storecapital.com. The information contained in, or that can be accessed through, our website is not, and should not be deemed to be, part of this prospectus supplement, the accompanying prospectus or any free writing prospectus or incorporated into any other filing we submit to the Securities and Exchange Commission (“SEC”).

THE OFFERING

Issuer
STORE Capital Corporation
Notes offered
$       aggregate principal amount of   % senior notes due 2028
Maturity
The notes will mature on          , 2028, unless earlier redeemed at our option prior to such date.
Interest rate
The notes will bear interest at   % per year, accruing from and including          , 2018.
Interest payment dates
We will pay interest on the notes semi-annually in arrears on        and        of each year, commencing on          , 2018.
Ranking
The notes will be our senior unsecured and unsubordinated obligations and will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. However, the notes will be effectively subordinated in right of payment to certain of our other indebtedness. See “Description of Notes— Ranking” in this prospectus supplement.
Optional redemption
We may redeem, on one or more occasions, some or all of the notes before they mature. If we redeem the notes prior        to (three months prior to the maturity date), which we refer to as the “Par Call Date,” the redemption price will equal the greater of (i) 100% of the principal amount of the notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would have been payable in respect of such principal had such notes matured on the Par Call Date (not including any portion of interest accrued as of the date of redemption) discounted on a semi-annual basis at the applicable treasury rate plus     basis points, plus accrued and unpaid interest, if any, to, but not including, the date of redemption. If we redeem the notes on or after the Par Call Date, the redemption price will equal 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest, if any, to, but not including, the redemption date. See “Description of Notes—Optional Redemption” in this prospectus supplement.
Certain covenants
The indenture governing the notes will contain certain covenants that, among other things, limit our ability to consummate a merger, consolidation or sale of all or substantially all of our assets and to incur secured and unsecured indebtedness. These covenants are subject to a number of important exceptions and qualifications. See “Description of Notes” in this prospectus supplement.
Use of proceeds
We estimate that the net proceeds to us from this offering will be approximately $          million, after

deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds to us from this offering to fund property acquisitions, to repay indebtedness outstanding under our unsecured revolving credit facility, for working capital and other general corporate purposes, or a combination of the foregoing. See “Use of Proceeds.”

Additional notes
We may, from time to time, without notice to or the consent of the holders of the notes offered by this prospectus supplement, increase the principal amount of this series of notes under the indenture and issue additional notes (subject to certain restrictions as noted in “Description of Notes—Certain Covenants”), in which case such additional notes will have the same form and terms (other than the date of issuance and, under certain circumstances, the date from which interest thereon will begin to accrue and the initial interest payment date), and will carry the same right to receive accrued and unpaid interest, as the notes offered by this prospectus supplement, and such additional notes will form a single series with the notes offered by this prospectus supplement.
No public market
The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so and may discontinue any market-making at any time without notice.
Risk factors
An investment in the notes involves risks. You should carefully consider the matters referred to and discussed under the caption “Risk Factors” beginning on page S-5 of this prospectus supplement and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus prior to deciding whether to invest in the notes.
Form of notes
The notes will be issued as fully registered notes in the form of one or more global notes deposited with The Depository Trust Company (“DTC”) or its nominee. Investors may elect to hold interests in the global notes through the facilities of any of DTC, Clearstream Banking, S.A. or Euroclear Bank S.A./N.V.
Governing law
The notes and the indenture governing the notes will be governed by and construed in accordance with the laws of the State of New York.
Trustee, Registrar and Paying Agent
Wilmington Trust, National Association

RISK FACTORS

Investing in the notes involves risks. Before you invest in the notes, you should carefully consider the risk factors described below and those incorporated by reference in this prospectus supplement, including the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2017, including “Part I—Item 1A. Risk Factors,” which is incorporated herein by reference, and the supplemental risk factors set forth below. The occurrence of any of these risks could materially and adversely affect our business, financial condition, liquidity, cash flows, results of operations and prospects and our ability to implement our investment strategy and to make required payments on the notes, which could result in a partial or complete loss of your investment in the notes. The risks and uncertainties we discuss in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference are those that we currently believe may materially affect us. Additional risks not presently known, or currently deemed immaterial, also could materially and adversely affect our business, financial condition, liquidity, cash flows, results of operations and prospects. Certain statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See “Special Note Regarding Forward-Looking Statements.”

In addition to the risks identified in our Annual Report on Form 10-K for the year ended December 31, 2017, an investment in the notes is subject to the following risks:

Risks Related to this Offering and the Notes

The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.

The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other senior unsecured indebtedness from time to time outstanding. However, the notes will be effectively subordinated in right of payment to:

•	all existing and future mortgage indebtedness and other secured indebtedness of ours (to the extent of the value of the collateral securing such indebtedness);
•	all existing and future indebtedness and other liabilities, whether secured or unsecured, of our subsidiaries and of any entity we account for using the equity method of accounting; and
•	all existing and future equity not owned by us, if any, in our subsidiaries and in any entity we account for using the equity method of accounting.

In the event of our bankruptcy, liquidation, reorganization or other winding up, assets that secure any of our secured indebtedness and other secured obligations will be available to pay our obligations under the notes and our other unsecured indebtedness or obligations only after all of the indebtedness and other obligations secured by those assets have been repaid in full, and we caution you that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding. In the event of the bankruptcy, liquidation, reorganization or other winding up of any of our subsidiaries, the rights of holders of our indebtedness and other obligations (including the notes) will be effectively subordinated to the prior claims of that subsidiary’s creditors and of the holders of any indebtedness or other obligations guaranteed by that subsidiary, except to the extent that we are ourselves a creditor with recognized claims against that subsidiary, in which case those claims would still be effectively subordinated to all debt secured by mortgages or other liens on the assets of that subsidiary (to the extent of the value of those assets) and would be subordinated to all indebtedness of that subsidiary senior to the indebtedness held by us. Moreover, in the event of the bankruptcy, liquidation, reorganization or other winding up of any of our subsidiaries, the rights of holders of our indebtedness and other obligations (including any guarantees) will be effectively subordinated to any equity interests in that subsidiary held by persons other than us. In addition, in the event of the bankruptcy, liquidation, reorganization or other winding up of any subsidiary or other entity that we account for using the equity method of accounting, the rights of holders of our indebtedness and other obligations (including any guarantees) will be subject to the prior claims of that entity’s creditors and the holders of any indebtedness or other obligations of that entity, except to the extent that we are ourselves a creditor with recognized claims against that entity, in which case those claims would still be effectively subordinated to all debt secured by mortgages or other liens on the assets of that entity (to the extent of the value of those assets) and would be subordinated to all indebtedness of that entity senior to that held by us.

As of December 31, 2017, the Company had approximately $865 million principal amount of unsecured indebtedness outstanding, and certain of the Company’s consolidated special purpose entity subsidiaries had approximately $1.8 billion of non-recourse mortgage notes payable outstanding.

We may not be able to generate sufficient cash flow to meet our debt service obligations.

Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund our operations, working capital and capital expenditures, depends on our ability to generate cash in the future. To a certain extent, our cash flow is subject to general economic, industry, financial, competitive, operating, legislative, regulatory and other factors, many of which are beyond our control.

We cannot assure you that our business will generate sufficient cash flow from operations or that future sources of cash will be available to us in amounts sufficient to enable us to pay amounts due on our indebtedness, including the notes, or to fund our other liquidity needs. Additionally, if we incur additional indebtedness in connection with future acquisitions or for any other purpose, our debt service obligations could increase.

We may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:

•	our financial condition, results of operations and market conditions at the time; and
•	restrictions in the agreements governing our indebtedness.

As a result, we may not be able to refinance any of our indebtedness, including the notes, on commercially reasonable terms, or at all. If we do not generate sufficient cash flow from operations, and additional borrowings or refinancings or proceeds of asset sales or other sources of cash are not available to us, we may not have sufficient cash to enable us to meet all of our obligations, including payments on the notes. Accordingly, if we cannot service our indebtedness, we may have to take actions such as seeking additional equity financing, or delaying capital expenditures, or strategic acquisitions and ventures. Any of these events could have a material adverse effect on our financial condition, results of operations, cash flows, the trading price of our securities (including the notes) and our ability to satisfy our debt service obligations.

We are subject to covenants in our debt agreements, including the indenture that will govern the notes, that may restrict or limit our operations and acquisitions and our failure to comply with the covenants in our debt agreements could have a material adverse impact on our business, results of operations and financial condition.

The terms of the instruments governing our existing indebtedness require us to comply with a number of customary financial and other covenants, such as maintaining certain leverage and coverage ratios and minimum tangible net worth requirements. Our continued ability to incur additional indebtedness and to conduct business in general is subject to our compliance with these covenants, which limit our operational flexibility.

In addition, the indenture that will govern the notes contains certain covenants that, among other things, limit our ability to:

•	consummate a merger, consolidation or sale of all or substantially all of our assets; and
•	incur additional secured and unsecured indebtedness.

Breaches of these covenants could result in defaults under the instruments governing the applicable indebtedness, in addition to any other indebtedness cross-defaulted against such instruments. Any such default could have a material adverse impact on our business, results of operations and financial condition. In addition, our operating results may not be sufficient to service our indebtedness or to fund our other expenditures and we may not be able to obtain financing to meet these requirements.

We may incur additional indebtedness in the future, which could exacerbate the risks related to our indebtedness and adversely impact our ability to pay the principal of or interest on the notes.

We may incur substantial additional secured or unsecured indebtedness in the future. Although the agreements governing our secured and unsecured indebtedness limit, and the indenture that will govern the notes will limit, our ability to incur additional indebtedness, these restrictions are subject to a number of significant exceptions. As such, we will have the ability to incur additional indebtedness, which could be substantial, without violating the limitations imposed by these debt instruments. To the extent we incur additional indebtedness, we may face additional risks associated with our indebtedness, including our possible inability to pay the principal of and interest on the notes.

An increase in interest rates could result in a decrease in the market value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value. Consequently, if you purchase the notes and market interest rates increase, the market value of your notes may decline. We cannot predict future market interest rates.

A downgrade in our credit ratings could materially adversely affect our business and financial condition and the market value of the notes.

The credit ratings assigned to the notes and our other debt securities could change based upon, among other things, our results of operations and financial condition. These ratings are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any rating will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. Moreover, these credit ratings are not recommendations to buy, sell or hold the notes or any other securities. If any of the credit rating agencies that have rated the notes or other debt securities downgrades or lowers its credit rating, or indicates that it has placed any such rating on a so-called “watch list” for a possible downgrading or lowering or otherwise indicates that its outlook for that rating is negative, such actions could have a material adverse effect on our cost and availability of capital, which could in turn have a material adverse effect on our financial condition, results of operations, cash flows and our ability to satisfy our debt service obligations (including payments on the notes) and could negatively impact the market value of the notes.

Our redemption of the notes may adversely affect your return.

We have the right to redeem some or all of the notes prior to maturity. We may choose to redeem the notes at times when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the rate on the notes being redeemed.

There is currently no active public trading market for the notes. The failure of an active public trading market for the notes to develop or be maintained is likely to adversely affect the market price and liquidity of the notes.

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for inclusion in any quotation system. Although the underwriters have advised us that they intend to make a market in the notes, they are not obligated to do so and may discontinue any market-making activities at any time without notice. Accordingly, an active public trading market may not develop for the notes and, even if one develops, may not be maintained or be liquid. If an active public trading market for the notes does not develop or is not maintained, the market price and liquidity of the notes are likely to be adversely affected and holders may not be able to sell their notes at desired times and prices or at all. If any of the notes are traded after their purchase in this offering, they may trade at a discount, which could be substantial, from their purchase price.

The market price of the notes may be subject to fluctuations.

The liquidity of the trading market, if any, and the market price of the notes will depend on many factors that may vary over time and some of which are beyond our control, including, among others, the following:

•	our financial condition, results of operations, business, prospects and credit quality;
•	our ability to successfully complete acquisitions;
•	the amount of our outstanding indebtedness;
•	prevailing market interest rates;
•	the market for similar securities and the overall securities markets;
•	competition;

•	our ability to comply with debt covenants;
•	the size and liquidity of the market for the notes;
•	general market and economic conditions; and
•	the realization of any of the other risks included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

As a result of these factors, you may be able to sell your notes only at prices below those you believe to be appropriate, including prices below the price you paid for them.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents that are incorporated by reference, contain “forward-looking statements” within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). In particular, forward-looking statements in this prospectus supplement and the accompanying prospectus, including the documents that are incorporated by reference, include, among others, statements concerning our business and growth strategies, investment, financing and leasing activities and trends in our business, including trends in the market for long-term, triple-net leases of freestanding, single-tenant properties, and expected liquidity needs and sources (including the ability to obtain financing or raise capital). When used in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference, the words “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximately” or “plan,” or the negative of these words, and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters, are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management.

Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	the factors included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, including those set forth under the headings “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the factors set forth under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement;
•	our ability to raise debt and equity capital on attractive terms;
•	the competitive environment in which we operate;
•	the performance and financial condition of our customers;
•	real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for customers in such markets;
•	decreased rental rates or increased vacancy rates;
•	potential defaults (including bankruptcy or insolvency) on, or non-renewal of, leases by customers;
•	real estate acquisition risks, including our ability to identify and complete acquisitions and/or failure of such acquisitions to perform in accordance with projections;
•	potential natural disasters and other potentially catastrophic events such as acts of war and/or terrorism;
•	the general level of interest rates;
•	litigation, including costs associated with defending claims against us as a result of incidents on our properties, and any adverse outcomes;
•	potential changes in the law or governmental regulations that affect us and interpretations of those laws and regulations, including changes in real estate and zoning or real estate investment trust tax laws;
•	the impact of changes in the tax code as a result of recent federal tax legislation and uncertainty as to how some of those changes may be applied;
•	financing risks, including the risks that our cash flows from operations may be insufficient to meet required payments of principal and interest, and that we may be unable to refinance our existing debt upon maturity or obtain new financing on attractive terms, if at all;

•	lack of or insufficient amounts of insurance;
•	our inability to comply with the laws, rules and regulations applicable to companies, and in particular, public companies;
•	our ability to maintain our qualification as a REIT;
•	our ability to retain key personnel; and
•	possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of the document in which they are contained. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We undertake no obligation to publicly release the results of any revisions to any forward-looking statement that may be made to reflect events or circumstances after the date as of which that forward-looking statement speaks or to reflect the occurrence of unanticipated events, except as required by law. In light of these risks and uncertainties, the forward-looking events included or incorporated by reference in this prospectus supplement might not occur as described, or at all.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $       million, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds to us from this offering to fund property acquisitions, to repay indebtedness outstanding under our unsecured revolving credit facility, for working capital and other general corporate purposes, or a combination of the foregoing.

Our unsecured revolving credit facility has a current maximum availability of $600 million (the facility includes an accordion feature that allows the size of the facility to be increased up to $1.4 billion, subject to certain conditions), matures in February 2022 and includes two six-month extension options, subject to certain terms and conditions, and bears interest at an annual rate selected by us equal to either (1) the London Interbank Offered Rate plus an applicable margin ranging from 0.825% to 1.55% (depending on our credit rating), or (2) the “Base Rate,” as defined in the credit agreement, plus an applicable margin ranging from 0.00% to 0.55% (depending on our credit rating). As of December 31, 2017, there was $290 million outstanding under the unsecured revolving credit facility. The proceeds from the borrowings under the unsecured revolving credit facility were used to temporarily fund our real estate acquisitions and for working capital and other general corporate purposes.

Pending the permanent use of the net proceeds to us from this offering, we intend to invest the proceeds in interest-bearing, short-term investment grade securities, money-market accounts or other investments that are consistent with our intention to maintain our qualification as a REIT for federal income tax purposes.

Affiliates of certain underwriters are lenders under our unsecured revolving credit facility. To the extent that we use any of the net proceeds from this offering to repay borrowings outstanding under our unsecured revolving credit facility, these underwriters or their affiliates will receive their proportionate share of any amount of our credit facility that is repaid with the net proceeds from this offering. See “Underwriting.”

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of December 31, 2017:

•	on an actual basis; and
•	on an as adjusted basis to give effect to our issuance and sale of the notes in this offering and our receipt of net cash proceeds of approximately $ million, after deducting the underwriting discount and estimated offering expenses payable by us.
	As of December 31, 2017
(In thousands, except share and per share data)	Actual	As Adjusted
Cash and cash equivalents	$42,937	$

Debt:
Credit facility(1)	$290,000		$290,000
Unsecured term notes payable, net	570,595		570,595
Non-recourse debt obligations of consolidated special purpose entities, net	1,736,306		1,736,306
Senior notes due 2028, offered hereby	—
Total debt	2,596,901

Stockholders’ equity:
Common stock, $0.01 par value per share; 375,000,000 shares authorized, actual and as adjusted; 193,766,854 shares issued and outstanding, actual and as adjusted(2)	1,938		1,938
Capital in excess of par value(2)	3,381,090		3,381,090
Distributions in excess of retained earnings	(214,845)		(214,845)
Accumulated other comprehensive loss	2,759		(2,759)
Total stockholders' equity	3,170,942		3,170,942
Total capitalization	$5,767,843	$
(1)	As of February 23, 2018, there was $408 million outstanding under our unsecured revolving credit facility. We intend to use the net proceeds to us from this offering to fund property acquisitions, to repay indebtedness outstanding under our unsecured revolving credit facility, for working capital and other general corporate purposes, or a combination of the foregoing. The amounts shown in the as adjusted column for our credit facility do not reflect the potential use of proceeds from this offering. See “Use of Proceeds.”
(2)	From December 31, 2017 through January 8, 2018, we issued and sold an aggregate of 355,946 shares of common stock under our “at-the-market” equity distribution program raising $9.2 million in aggregate gross proceeds. We did not issue and sell any shares under this program between January 9, 2018 and February 23, 2018.

The table above should be read in conjunction with our consolidated financial statements and related notes incorporated by reference into this prospectus supplement. The actual and as adjusted number of shares of our common stock issued and outstanding as set forth in the table above excludes, as of December 31, 2017: (1) 252,907 shares of our common stock available for future grant under our 2012 Long-Term Incentive Plan; and (2) 5,461,247 shares of our common stock available for future grant under our 2015 Omnibus Equity Incentive Plan.

DESCRIPTION OF NOTES

The following description summarizes key terms and provisions of the notes and the indenture referred to below, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the notes and the indenture, which are incorporated herein by reference. The information in this section supplements and, to the extent inconsistent therewith, replaces the information in the accompanying prospectus under the caption “Description of Debt Securities.”

Capitalized terms used but not otherwise defined herein have the meanings given to them in the notes or the indenture, as applicable. As used in this “Description of Notes,” references to “we,” “our” or “us” refer solely to STORE Capital Corporation and not to its subsidiaries. Unless the context requires otherwise, references to “dollars” mean U.S. dollars. Certain capitalized terms used in this section have the meaning set forth below in “—Definitions.”

General

The notes will be issued pursuant to an indenture, to be dated as of       , 2018, between us and Wilmington Trust, National Association, as trustee, as supplemented by a first supplemental indenture, to be dated as of        , 2018. We refer to the indenture, as so supplemented, as the “indenture.”

The terms of the notes include those provisions contained in the notes and the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The notes are subject to all such terms, and holders of notes are referred to the notes, the indenture and the Trust Indenture Act. You may request copies of the indenture and the form of the notes from us.

The notes will be issued in fully registered, global book-entry form, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The principal of, and premium, if any, and interest on, and the redemption price of, the notes will be payable in U.S. dollars. The registered holder of a note will be treated as its owner for all purposes.

If any interest payment date, stated maturity date or redemption date is not a business day, the payment otherwise required to be made on such date will be made on the next business day without any additional payment as a result of such delay. The term “business day” means, with respect to any note, any day, other than a Saturday, Sunday or any other day on which banking institutions in New York, New York or a place of payment on the notes are authorized or obligated by law or executive order to close.

The terms of the notes provide that we are permitted to reduce interest payments and payments upon a redemption of notes otherwise payable to a holder for any amounts we are required to withhold by law. For example, non-United States holders of the notes may, under some circumstances, be subject to U.S. federal withholding tax with respect to payments of interest on the notes. We will set-off any such withholding tax that we are required to pay against payments of interest payable on the notes and payments upon a redemption of notes.

Ranking

The notes will be our direct, senior, unsecured and unsubordinated obligations and will rank equally in right of payment with all of our other existing and future senior, unsecured and unsubordinated indebtedness. However, the notes will be effectively subordinated in right of payment to:

•	all existing and future mortgage indebtedness and other secured indebtedness of ours (to the extent of the value of the collateral securing such indebtedness);
•	all existing and future indebtedness and other liabilities, whether secured or unsecured, of our subsidiaries and of any entity we account for using the equity method of accounting; and
•	all existing and future equity not owned by us, if any, in our subsidiaries and in any entity we account for using the equity method of accounting.

As of December 31, 2017, the Company had approximately $865 million principal amount of unsecured indebtedness outstanding and certain of the Company’s consolidated special purpose entity subsidiaries had approximately $1.8 billion of non-recourse mortgage notes payable outstanding.

Except as described under “—Certain Covenants” and “—Merger, Consolidation or Sale,” the indenture governing the notes will not prohibit us or any of our subsidiaries from incurring additional indebtedness or issuing preferred equity in the future, nor will the indenture afford holders of the notes protection in the event of (1) a recapitalization transaction or other highly leveraged or similar transaction involving us, (2) a change of control of us or (3) a merger, consolidation, reorganization, restructuring or transfer or lease of substantially all of our assets or similar transaction that may adversely affect the holders of the notes. We may, in the future, enter into certain transactions, such as the sale of all or substantially all of our assets or a merger or consolidation that may increase the amount of our indebtedness or substantially change our assets, which may have an adverse effect on our ability to service our indebtedness, including the notes. See “Risk Factors—Risks Related to this Offering and the Notes—The effective subordination of the notes may limit our ability to satisfy our obligations under the notes” and “—We may incur additional indebtedness in the future, which could exacerbate the risks related to our indebtedness and adversely impact our ability to pay the principal of or interest on the notes” in this prospectus supplement and the accompanying prospectus.

Additional Notes

The notes will initially be limited to an aggregate principal amount of $     . We may, without the consent of holders of the notes, increase the principal amount of the notes by issuing additional notes in the future, subject to the restrictions described under “—Certain Covenants,” on the same terms and conditions (except for any difference in the issue date, public offering price and, if applicable, the date from which interest thereon will begin to accrue and the initial interest payment date) with the same CUSIP number as the notes offered hereby so long as such additional notes are fungible for U.S. federal income tax purposes with the notes offered hereby. The notes offered by this prospectus supplement and any additional notes would rank equally and ratably in right of payment and would be treated as a single series of debt securities for all purposes under the indenture.

Interest

Interest on the notes will accrue at the rate of    % per year from and including       , 2018 or the most recent interest payment date to which interest has been paid or provided for, and will be payable semi-annually in arrears on        and       of each year, beginning       , 2018. The interest so payable will be paid to each holder in whose name a note is registered at the close of business on the        or        (whether or not a business day) immediately preceding the applicable interest payment date. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If we redeem the notes in accordance with the terms of such note, we will pay accrued and unpaid interest and premium, if any, to the holder that surrenders such note for redemption. However, if a redemption falls after a record date and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest and premium, if any, due on such interest payment date to the holder of record at the close of business on the corresponding record date.

Maturity

The notes will mature on       , 2028 and will be paid against presentation and surrender thereof at the corporate trust office of the trustee, unless earlier redeemed by us at our option as described under “—Optional Redemption” below. The notes will not be entitled to the benefits of, or be subject to, any sinking fund.

Optional Redemption

We may redeem the notes at our option and sole discretion, at any time or from time to time, prior to         , 2027 (three months prior to their maturity date) (the “Par Call Date”) in whole or in part, at a redemption price equal to the greater of:

•	100% of the principal amount of the notes being redeemed; and
•	as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed that would be due if such notes matured on the Par Call Date (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus     basis points (   %); plus, in each case, accrued and unpaid interest thereon to, but not including, the applicable redemption date; provided, however, that if the redemption date falls after a record date and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest, if any, on such interest payment date to the holder of record at the close of business on the corresponding record date and such amount of interest will not be included in the redemption price (including the present value referred to above).

Notwithstanding the foregoing, if the notes are redeemed on or after the Par Call Date, the redemption price will be equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon to, but not including, the applicable redemption date; provided, however, that if the redemption date falls after a record date and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest, if any, on such interest payment date to the holder of record at the close of business on the corresponding record date and such amount of interest will not be included in the redemption price.

As used herein:

“Adjusted Treasury Rate” means, with respect to any redemption date:

•	the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (as defined below); provided, however, that if no maturity is within three months before or after the Remaining Life (as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Adjusted Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month; or
•	if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below) for such redemption date.

The Adjusted Treasury Rate will be calculated on the third business day preceding the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed, calculated as if the maturity date of such notes were the Par Call Date (the “Remaining Life”), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

“Quotation Agent” means the Reference Treasury Dealer appointed by us.

“Reference Treasury Dealer” means each of (1) Goldman Sachs & Co. LLC, (2) Morgan Stanley & Co. LLC, (3) Wells Fargo Securities, LLC and (4) any one other Primary Treasury Dealer (as defined below) selected by us; provided, however, that if any of the Reference Treasury Dealers referred to in clause (1), (2) or (3) above ceases to be a primary U.S. Government securities dealer (“Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

Notice of any redemption will be mailed (or sent) at least 30 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption, subject to the right of holders as of the close of business on a record date to receive the corresponding interest payment.

In connection with any redemption of notes, such redemption may, at our discretion, be subject to one or more conditions precedent. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice will state that, in our discretion, that the redemption date may be delayed until such time as any or all such conditions will be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions will not have been satisfied by the redemption date, or by the redemption date so delayed.

If we decide to redeem the notes in part, the trustee will select the notes to be redeemed (in principal amounts of $2,000 and integral multiples of $1,000 in excess thereof) on a pro rata basis, by lot or such other method it deems fair and appropriate or is required by the depository for the notes; provided, however, that so long as the notes are represented by one or more Global Notes (as defined below), interests in such Global Notes will be selected for redemption by DTC in accordance with its standard procedures therefor.

In the event of any redemption of notes in part, then we and the registrar will not be required to:

•	issue or register the transfer or exchange of any note during a period beginning at the opening of business 15 days before the mailing (or sending) of a notice of redemption of the notes selected for redemption and ending at the close of business on the day of such mailing (or delivery); or
•	register the transfer or exchange of any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

If the paying agent holds funds sufficient to pay the redemption price of the notes on the redemption date, then on and after such date:

•	such notes will cease to be outstanding;
•	interest on such notes will cease to accrue, subject to the right of holders as of the close of business on a record date to receive the corresponding interest payment; and
•	all rights of holders of such notes will terminate except the right to receive the redemption price.

Such will be the case whether or not book-entry transfer of the notes is made and whether or not notes in certificated form, together with the necessary endorsements, are delivered to the paying agent. We will not redeem the notes on any date if the principal amount of the notes has been accelerated, and such an acceleration has not been rescinded or cured on or prior to such date.

Certain Covenants

Limitation on Total Outstanding Debt

The indenture will provide that we will not, and will not permit any Subsidiary to, incur any Debt (including, without limitation, Acquired Debt) if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis the aggregate principal amount of all of our and our Subsidiaries’ outstanding Debt (determined on a consolidated basis in accordance with U.S. generally accepted accounting principles) is greater than 60% of the sum of the following (without duplication): (1) our and our Subsidiaries’ Total Assets as of the last day of the then most recently ended fiscal quarter for which financial information is available; plus (2) the aggregate undepreciated cost of any investments in real estate assets or mortgages receivable acquired, and the net aggregate amount of any securities offering proceeds and Debt proceeds received (to the extent such proceeds were not used to invest in real estate assets or mortgages receivable or used to reduce Debt), by us or any of our Subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt, minus the aggregate undepreciated cost of any investments in real estate assets or mortgages receivable disposed of since the end of such fiscal quarter.

Secured Debt Test

The indenture will provide that we will not, and will not permit any of our Subsidiaries to, incur any Debt (including, without limitation, Acquired Debt) secured by any Lien on any of our or any of our Subsidiaries’ property or assets, whether owned on the date of the indenture or subsequently acquired, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount (determined on a consolidated basis in accordance with U.S. generally accepted accounting principles) of all of our and our Subsidiaries’ outstanding Debt that is secured by a Lien on any of our and our Subsidiaries’ property or assets is greater than 40% of the sum of (without duplication): (1) our and our Subsidiaries’ Total Assets as of the last day of the then most recently ended fiscal quarter for which financial information is available; plus (2) the aggregate undepreciated cost of any investments in real estate assets or mortgages receivable acquired, and the net aggregate amount of any securities offering proceeds and Debt proceeds received (to the extent such proceeds were not used to invest in real estate assets or mortgages receivable or used to reduce Debt), by us or any of our Subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt, minus the aggregate undepreciated cost of any investments in real estate assets or mortgages receivable disposed of since the end of such fiscal quarter.

Debt Service Test

The notes also will provide that we will not, and will not permit any of our Subsidiaries to, incur any Debt (including, without limitation, Acquired Debt) if the ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred would be less than 1.5:1 on a pro forma basis after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt (determined on a consolidated basis in accordance with U.S. generally accepted accounting principles), and calculated on the following assumptions: (1) such Debt and any other Debt (including, without limitation, Acquired Debt) incurred by us or any of our Subsidiaries since the first day of such four-quarter period had been incurred, and the application of the proceeds from such Debt (including to repay or retire other Debt) had occurred, on the first day of such period; (2) the repayment or retirement of any other Debt of ours or any of our Subsidiaries since the first day of such four-quarter period had occurred on the first day of such period (except that, in making this computation, the amount of Debt under any revolving credit facility, line of credit or similar facility will be computed based upon the average daily balance of such Debt during such period); and (3) in the case of any acquisition or disposition or the placement of any assets in service or removal of any assets from service by us or any of our Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, such acquisition, disposition, placement in service or removal from service had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

If the Debt giving rise to the need to make the calculation described above or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate, then, for purposes of calculating the Annual Debt Service Charge, the interest rate on such Debt will be computed on a pro forma basis by applying the daily rate which was, or would have been, in effect at the end of such four quarter period to the greater of the amount of such Debt outstanding at the end of such period or the average amount of such Debt outstanding during such period. For purposes of the foregoing, Debt will be deemed to be incurred by us or any of our Subsidiaries whenever we or any of our Subsidiaries create, assume, guarantee or otherwise become liable in respect thereof.

Maintenance of Unencumbered Assets

The indenture will provide that we will not have at the end of each fiscal quarter Total Unencumbered Assets of less than 150% of the aggregate principal amount of all of our and our Subsidiaries’ outstanding Unsecured Debt, determined on a consolidated basis in accordance with U.S. generally accepted accounting principles.

Existence

Except as permitted under “—Merger, Consolidation or Sale,” we will do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights (charter and statutory) and franchises. However, we will not be required to preserve any right or franchise if our board of directors (or an authorized committee of our board of directors) determines that the preservation of the right or franchise is no longer desirable in the conduct of our business, as the case may be.

Maintenance of Properties

The indenture will provide that we will cause all of our and our Subsidiaries’ properties used or useful in the conduct of our business or any of our Subsidiaries’ business to be maintained and kept in good condition, repair and working order, normal wear and tear, casualty and condemnation excepted, and supplied with all necessary equipment and cause all necessary repairs, renewals, replacements, betterments and improvements to be made, all as in our judgment may be necessary in order for us and our Subsidiaries to at all times properly and advantageously conduct our respective businesses carried on in connection with such properties, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on our business. We will not be prevented from (1) removing permanently any property that has been condemned or suffered a casualty loss, if it is in our best interests; (2) discontinuing maintenance or operation of any property if, in our reasonable judgment, such removal is in our best interest and is not disadvantageous in any material respect to the holders of the notes; or (3) selling or otherwise disposing for value our properties in the ordinary course of business consistent with the terms of the indenture.

Insurance

The indenture will provide that we will, and will cause each of our Subsidiaries to, keep in force upon all of our and our Subsidiaries’ properties and operations insurance policies carried with reputable companies in such amounts and covering all such risks as is customary in the industry in which we and our Subsidiaries do business in accordance with prevailing market conditions and availability.

Payment of Taxes and Other Claims

The indenture will provide that we will pay or discharge or cause to be paid or discharged before it becomes delinquent:

•	all material taxes, assessments and governmental charges levied or imposed on us or any of our Subsidiaries or on our or their respective income, profits or property; and
•	all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon our or our Subsidiaries’ respective properties.

However, we will not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith.

Provision of Financial Information

The indenture will provide that we will:

•	file with or deliver to the trustee, within 15 days after we file them with the SEC, copies of the annual reports and information, documents and other reports that we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if we are not required to file information, documents or reports pursuant to those Sections, then we will file with or deliver to the trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC under the Exchange Act, such of the supplementary and periodic information, documents and reports that Section 13 of the Exchange Act would require with respect to a security listed and registered on a national securities exchange, and within the time periods otherwise required by the rules and regulations of the SEC; and
•	file with or deliver to the trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by us with the conditions and covenants of the indenture as may be required from time to time by such rules and regulations.

Reports, information and documents filed with the SEC via the EDGAR system (or any successor thereto) will be deemed to be delivered to the trustee as of the time of such filing via EDGAR (or such successor) for purposes of this covenant; provided, however, that the trustee will have no obligation whatsoever to determine whether or not such reports, information or documents have been filed via EDGAR (or any successor thereto). Delivery of such reports, information and documents to the trustee is for informational purposes only, and the trustee’s receipt of such will not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants relating to the notes (as to which the trustee is entitled to rely exclusively on an officers’ certificate).

Calculations in Respect of the Notes

Except as explicitly specified otherwise herein, we will be responsible for making all calculations required under the notes and the indenture. We will make all these calculations in good faith, and, absent manifest error, our calculations will be final and binding on holders of the notes. The trustee is entitled to rely upon the accuracy of our calculations without independent verification.

Merger, Consolidation or Sale

The provisions described in the accompanying prospectus under the caption “Description of Debt Securities—Consolidation, Merger and Sale of Assets” will not apply to the notes.

The indenture will provide that we may consolidate with, or sell, lease or convey all or substantially all of our consolidated assets to, or merge with or into, any other entity, provided that the following conditions are met:

•	we are the continuing entity, or the successor entity (if other than us) formed by or resulting from any consolidation or merger or which received the transfer of assets is domiciled in the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture payment of the principal of and premium, if any, and interest on, and any redemption price of, all of the notes and the due and punctual performance and observance of all of the covenants and conditions in the indenture;
•	immediately after giving effect to the transaction, no Event of Default under the indenture, and no event that, after notice or the lapse of time, or both, would become an Event of Default, has occurred and is continuing; and
•	an officers’ certificate and legal opinion covering these conditions precedent is delivered to the trustee.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraph in which we are not the continuing entity, the successor person formed or remaining will succeed, and be substituted for, and may exercise every right and power of ours, and, except in the case of a lease, we will be discharged from our obligations under the notes and the indenture.

Events of Default

The provisions described in the accompanying prospectus under the caption “Description of Debt Securities—Events of Default” will not apply to the notes.

The indenture will provide that the following events are “Events of Default” with respect to the notes:

•	default for 30 days in the payment of any installment of interest on the notes;
•	default in the payment of the principal amount or redemption price due with respect to the notes, when the same becomes due and payable; provided, however, that a valid extension of the maturity of the notes in accordance with the terms of the indenture will not constitute a default in the payment of principal;

•	our failure to comply with any of our other agreements in the notes or the indenture upon receipt by us of notice of such default from the trustee, or receipt by us and the trustee of notice of such default by holders of not less than 25% in aggregate principal amount of the notes then outstanding, and our failure to cure (or obtain a waiver of) such default within 60 days after we receive such notice;
•	failure to pay any Debt (other than Non-Recourse Debt) for money borrowed by us or any Significant Subsidiary in an outstanding principal amount in excess of $100 million at final maturity or upon acceleration after the expiration of any applicable grace period, which Debt (other than Non-Recourse Debt) is not discharged, or such default in payment or acceleration is not cured or rescinded, within 30 days after written notice to us from the trustee (or to us and the trustee from holders of at least 25% in principal amount of the outstanding notes); or
•	one or more uninsured or unbonded final judgments being rendered against us or any of our subsidiaries that, individually or in the aggregate, exceed $100 million and remains in force, undischarged, unsatisfied and unstayed, for more than 60 days (whether or not consecutive) during any calendar year;
•	certain events of bankruptcy, insolvency or reorganization, court appointment of a receiver, liquidator or trustee of us or any Significant Subsidiary or any substantial part of our or their respective properties, or the commencement of an involuntary case or other proceeding against us or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to us or any Significant Subsidiary or our or their respective debts under any bankruptcy, insolvency or other similar law (which involuntary case or other proceeding remains undismissed and unstayed for 30 days).

If an Event of Default under the indenture with respect to the notes occurs and is continuing (other than an Event of Default specified in the last bullet above with respect to us, which will result in an automatic acceleration), then in every case the trustee or the holders of not less than 25% in principal amount of the outstanding notes may declare the principal amount of and interest on all of the notes (or, if any notes have been called for redemption at the time of such acceleration, the redemption price therefor, if greater than such principal and interest) to be due and payable immediately by written notice thereof to us (and to the trustee if given by the holders). However, at any time after the declaration of acceleration with respect to the notes has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of outstanding notes may waive all defaults or Events of Default and rescind and annul such declaration and its consequences if all Events of Default, other than the non-payment of accelerated principal of (or specified portion thereof) or interest on (or, if applicable, the redemption price of) the notes have been cured or waived as will be provided in the indenture.

The indenture will also provide that the holders of not less than a majority in principal amount of the outstanding notes may waive any past default with respect to the notes and its consequences, except a default:

•	in the payment of the principal of or premium or interest on, or the redemption price of, the notes, unless such default has been cured and we have deposited with the trustee all required payments of the principal of and premium or interest on, or the redemption price of, the notes; or
•	in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding note affected thereby.

The trustee will be required to give notice to the holders of the notes of a default under the indenture unless the default has been cured or waived within 90 days after a responsible officer of the trustee has actual knowledge of such default; provided, however, that the trustee may withhold notice to the holders of the notes of any default with respect to the notes (except a default in the payment of the principal of or premium or interest on, or the redemption price of, the notes) if the trustee considers the withholding to be in the interest of the holders.

The indenture will provide that no holders of the notes may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in principal amount of the outstanding notes, as well as an offer of (and provision of) security or indemnity satisfactory to the trustee. This provision will not prevent, however, any holder of the notes from instituting suit for the enforcement of payment of the principal of and premium or interest on, or the redemption price of, the notes at the respective due dates thereof.

Subject to provisions in the indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of the notes then outstanding under the indenture, unless the holders have offered (and if requested, provided) to the trustee security or indemnity satisfactory to the trustee. Subject to certain rights of the trustee, the holders of not less than a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture, or which may be unduly prejudicial to the holders of the notes not joining therein, or which may subject the trustee to liability.

Within 120 days after the close of each fiscal year, we must deliver a certificate of an officer certifying to the trustee whether or not the officer has knowledge of any default under the indenture and, if so, specifying each default and the nature and status thereof.

Defeasance

The provisions described in the accompanying prospectus under the caption “Description of Debt Securities—Defeasance of Debt Securities and Certain Covenants in Certain Circumstances” will not apply to the notes.

We may, at our option and at any time, elect to have our obligations discharged with respect to the outstanding notes (“Legal Defeasance”). Legal Defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes, and to have satisfied all other obligations under such notes and the indenture, except as to:

•	the rights of holders of outstanding notes to receive payments in respect of the principal of, or premium or interest on, or the redemption price of, such notes when such payments are due from the trust funds referred to below;
•	our obligations with respect to such notes concerning exchange and registration of transfer of notes, mutilated, destroyed, lost or stolen notes, issuing temporary notes, and the maintenance of an office or agency for payment and money for security payments held in trust;
•	the rights, powers, trust, duties, protections, indemnities and immunities of the trustee, and our obligations in connection therewith; and
•	the Legal Defeasance provisions of the indenture.

In addition, we may, at our option and at any time, elect to have our obligations released with respect to certain covenants under the indenture, including the covenants listed under “—Certain Covenants—Limitation on Total Outstanding Debt,” “—Secured Debt Test,” “—Debt Service Test” and “—Maintenance of Unencumbered Assets” above, as described in the indenture (“Covenant Defeasance”), and thereafter any omission to comply with such obligations will not constitute a default or an Event of Default. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. Except as specified herein, however, the remainder of the indenture and such notes will be unaffected by the occurrence of Covenant Defeasance, and the notes will continue to be deemed “outstanding” for all other purposes under the indenture other than for the purposes of any direction, waiver, consent or declaration or act of holders (and the consequences of any thereof) in connection with any of the defeased covenants.

In order to exercise either Legal Defeasance or Covenant Defeasance:

•	we must irrevocably deposit with the trustee, in trust, for the benefit of the holders, cash in U.S. dollars, non-callable government securities, or a combination thereof, in such amounts as will be sufficient without consideration of reinvestment, in the written opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, and premium and interest on, or the redemption price of, the outstanding notes on the stated date for payment thereof or on the redemption date of the notes, as applicable, and we must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

•	in the case of Legal Defeasance, we must deliver to the trustee an opinion of counsel confirming that:
○	we have received from, or there has been published by the Internal Revenue Service a ruling, or
○	since the date of the indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

•	in the case of Covenant Defeasance, we must deliver to the trustee an opinion of counsel confirming that the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
•	no default or Event of Default will have occurred and be continuing on the date of such deposit (other than a default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other indebtedness being defeased, discharged or replaced), and the granting of liens to secure such borrowings);
•	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture and the agreements governing any other indebtedness being defeased, discharged or replaced) to which we are a party or by which we are bound;
•	solely in the case of Legal Defeasance, no Event of Default arising from specified events of bankruptcy, insolvency or reorganization of us or a Significant Subsidiary or default that, with notice or lapse of time both, would become such an Event of Default will have occurred and be continuing during the period ending on the 91st day after the date of such deposit;
•	we must deliver to the trustee an officers’ certificate stating that the deposit was not made by us with the intent of preferring the holders of the notes over our other creditors with the intent of defeating, hindering, delaying or defrauding any of our creditors or others; and
•	we must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the notes and certain rights of the trustee, as will be expressly provided for in the indenture) as to all outstanding notes when:

•	either:
•	all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the trustee for cancellation; or
•	all notes not theretofore delivered to the trustee for cancellation have become due and payable or will become due and payable at their maturity within one year or are to be called for redemption within one year, and we have irrevocably deposited or caused to be irrevocably deposited with the trustee or the paying agent (other than us or any of our affiliates), as applicable, as trust funds in trust cash or non-callable U.S. government obligations or a combination thereof in an amount sufficient to pay and discharge the entire indebtedness on such notes not theretofore delivered to the trustee for cancellation, for principal, premium and interest to the date of such deposit (in the case of notes which have become due and payable) or to the maturity date or redemption date, as applicable; provided, however, that there does not exist, on the date of such deposit, a default or Event of Default; provided, further, that such deposit will not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we are a party or to which we are bound; and

•	we have paid or caused to be paid all other sums payable under the indenture by us; and
•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent that will be provided for in the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Modification, Waiver and Meetings

The provisions described in the accompanying prospectus under the caption “Description of Debt Securities—Modification and Waiver” will not apply to the notes.

Modifications and amendments of, and supplements to, the indenture (other than certain modifications, supplements and amendments for administrative purposes or for the benefit of holders, in each case as further described below) will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding notes; provided, however, that no modification or amendment may, without the consent of the holder of each note affected thereby:

•	change the stated maturity of the principal of or any installment of interest, or any premium, on the notes issued under such indenture, reduce the principal amount of, or the rate or amount of interest, or any premium, on, or the redemption price of, the notes, or adversely affect any right of repayment of the holder of the notes, change the place of payment, or the coin or currency, for payment of principal of or premium or interest on, or the redemption price of, any note or impair the right to institute suit for the enforcement of any payment on or with respect to the notes;
•	reduce the above-stated percentage of outstanding notes necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or change voting requirements set forth in the indenture;
•	modify or affect in any manner adverse to the holders the terms and conditions of our obligations in respect of the payment of principal, premium and interest, including the ranking of the notes; or
•	modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holders of the notes.

Notwithstanding the foregoing, modifications and amendments of the indenture will be permitted to be made by us and the trustee without the consent of any holder of the notes for any of the following purposes:

•	to evidence a successor to us as obligor under the indenture;
•	to add to our covenants or for the benefit of the holders of the notes or to surrender any right or power conferred upon us in the indenture;
•	to add Events of Default for the benefit of the holders of the notes;
•	to amend or supplement any provisions of the indenture; provided, that no such amendment or supplement, together with all other such amendments or supplements made pursuant to the provision described in this bullet point, materially adversely affects the interests of the holders of any notes then outstanding;
•	to secure the notes;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;
•	to provide for rights of holders of the notes if any consolidation, merger or sale of all or substantially all of our consolidated property or assets occurs;
•	to cure any ambiguity, defect or inconsistency in the indenture; provided, that the action will not adversely affect the interests of holders of the notes in any material respect;
•	to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture;
•	to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of the notes; provided, that the action will not adversely affect the interests of the holders of the notes in any material respect;
•	to make any amendment to the provisions of the indenture relating to the transfer and legending of notes; provided, however, that such amendment does not materially and adversely affect the rights of holders to transfer notes;
•	to comply with any requirement of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;
•	to add guarantors for the benefit of holders of the notes; or
•	to conform the text of the indenture or the notes to any provision of this “Description of Notes” section to the extent that such provision in this “Description of Notes” section was intended to be a verbatim recitation of a provision of the indenture or the notes.

In determining whether the holders of the requisite principal amount of outstanding notes have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of the notes, the indenture will provide that notes owned by us or any other obligor upon the notes, or any of our affiliates or of the other obligor, will be disregarded.

The indenture will contain provisions for convening meetings of the holders of the notes. A meeting will be permitted to be called at any time by the trustee, and also, upon request, by us or the holders of at least 10% in principal amount of the outstanding notes, in any case upon notice given as will be provided in the indenture. Except for any consent that must be given by the holder of each note affected by certain modifications and amendments of the indenture, any action to be taken, or resolution presented, at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be taken or adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding notes; provided, however, that, except as referred to above, any action to be taken or resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding notes may be taken or adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding notes. Any resolution passed or decision taken at any meeting of holders of the notes duly held in accordance with the indenture will be binding on all holders of the notes. The quorum at any meeting called to adopt a resolution, and at any adjourned meeting duly reconvened, will be holders holding or representing a majority in principal amount of the outstanding notes; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding notes, holders holding or representing the specified percentage in principal amount of the outstanding notes will constitute a quorum.

Trustee

Wilmington Trust, National Association will initially act as the trustee, registrar and paying agent for the notes, subject to replacement at our option as will be provided in the indenture.

If an Event of Default occurs and is continuing, and is actually known to a responsible officer of the trustee, the trustee will be required to use the same degree of care and skill a prudent person would exercise or use under the circumstances in the conduct of its own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of the required percentage of the outstanding notes under the indenture only after those holders have offered (and if requested, provided) the trustee indemnity or security satisfactory to the trustee.

If the trustee becomes one of our creditors, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

No Conversion or Exchange Rights

The notes will not be convertible into or exchangeable for any shares of our capital stock.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of ours, as such, will have any liability for any of our obligations under the notes or the indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes, by accepting a note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Book-Entry, Delivery and Form

The notes will be issued in the form of one or more fully registered global securities (“Global Notes”) that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), and registered in the name of DTC’s partnership nominee, Cede & Co. The Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Book-Entry, Delivery and Form—Exchange of Global Notes for Certificated Notes.”

Investors may elect to hold their interest in the Global Notes through either DTC, Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank S.A./N.V. (“Euroclear”) if they are participants in these systems, or indirectly through organizations which are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants though customers’ securities accounts in Clearstream and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Those interests held through Clearstream or Euroclear may also be subject to the procedures and requirements of such systems.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement system and are subject to changes by them. None of we, the trustee or any of the underwriters takes responsibility for these operations and procedures, and investors are urged to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the Global Notes; and
(2)	ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture governing the notes for any purpose.

Payments in respect of the principal of, and premium or interest on, or the redemption price of, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture governing the notes. Under the terms of the indenture, we and the trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes.

Consequently, neither we, any underwriter, the trustee nor any agent of us, the trustee or any underwriter has or will have any responsibility or liability for:

(1)	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or
(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee, us or any of the underwriters. Neither we, any underwriter nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

DTC has advised us that it will take any action permitted to be taken by a beneficial owner of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the notes and only in respect of such portion of the aggregate principal amount at maturity of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the notes for legended notes in certificated form, and to distribute such notes to its Participants.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1)	DTC (a) notifies us that it is unwilling or unable to continue as depository for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor depository;
(2)	we, at our option, notify the trustee in writing that we elect to cause the issuance of the Certificated Notes; or
(3)	upon request from DTC, if there has occurred and is continuing a default or Event of Default with respect to the notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depository (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may be exchanged for beneficial interests in Global Notes.

Same Day Settlement and Payment

The underwriters will settle the notes in immediately available funds. We will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest, and the redemption price) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. We will make all payments of principal, interest and premium, if any, or the redemption price, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes to the trustee at least 15 days prior to the relevant payment date, if no such account is specified, by mailing a check to each such holder’s registered address (or sent electronically in the case of Global Notes). The notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Notices

Except as otherwise provided in the indenture, notices to holders of the notes will be given by mail to the addresses of holders of the notes as they appear in the note register; provided, however, that notices given to holders holding notes in global book-entry form may be given through the facilities of DTC or any successor depository in accordance with its applicable procedures, and notice given in such manner will be deemed to be in writing.

Governing law

The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Definitions

As used in the indenture, the following terms have the respective meanings specified below:

“Acquired Debt” means Debt of a person:

•	existing at the time such person is merged or consolidated with or into us or any of our Subsidiaries or becomes a Subsidiary of ours; or
•	assumed by us or any of our Subsidiaries in connection with the acquisition of assets from such person.

Acquired Debt will be deemed to be incurred on the date the acquired person is merged or consolidated with or into us or any of our Subsidiaries or becomes a Subsidiary of ours or the date of the related acquisition, as the case may be.

“Annual Debt Service Charge” means, for any period, the Interest Expense of us and our Subsidiaries for such period, determined on a consolidated basis in accordance with U.S. generally accepted accounting principles.

“Consolidated Income Available for Debt Service” for any period means Consolidated Net Income of ours and our Subsidiaries for such period, plus amounts that have been deducted and minus amounts that have been added for, without duplication:

•	Interest Expense;
•	provision for taxes based on income;
•	amortization of debt discount, premium and deferred financing costs;
•	impairment losses and gains on sales or other dispositions of properties and other investments;
•	non-cash compensation;
•	real estate-related depreciation and amortization;
•	the effect of any non-recurring non-cash items;
•	amortization of deferred charges;
•	gains and losses resulting from currency exchange effects and hedging arrangements;
•	gains or losses on early extinguishment of debt; and
•	fees, costs and expenses incurred during such period in sourcing, investigating, reviewing and making acquisitions and dispositions (in each case, whether or not completed), all determined on a consolidated basis in accordance with U.S. generally accepted accounting principles.

“Consolidated Net Income” for any period means the amount of net income (or loss) of ours and our Subsidiaries for such period, excluding, without duplication:

•	extraordinary items; and
•	the portion of net income (but not losses) of us and our Subsidiaries allocable to minority interests in unconsolidated persons to the extent that cash dividends or distributions have not actually been received by us or one of our Subsidiaries, all determined on a consolidated basis in accordance with U.S. generally accepted accounting principles.

“Debt” means, with respect to any person, without duplication, any indebtedness of such person in respect of:

•	borrowed money or evidenced by bonds, notes, debentures or similar instruments;

•	indebtedness secured by any Lien on any property or asset owned by such person, but only to the extent of the lesser of (a) the amount of indebtedness so secured and (b) the fair market value (determined in good faith by the board of directors of such person or, in the case of us or a Subsidiary, by our board of directors or a duly authorized committee thereof) of the property subject to such Lien;
•	reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or
•	any lease of property by such person as lessee that is required to be reflected on such person’s balance sheet as a capitalized lease in accordance with U.S. generally accepted accounting principles,

and also includes, to the extent not otherwise included, any non-contingent obligation of such person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of the types referred to above of another person (it being understood that Debt will be deemed to be incurred by such person whenever such person creates, assumes, guarantees (on a non-contingent basis) or otherwise becomes liable in respect thereof); provided, however, that the term “Debt” will not include (x) Intercompany Debt (to the extent the corresponding intercompany receivable is not included in Total Assets); and (y) Permitted Non-Recourse Guarantees of ours or any of our Subsidiaries until such time as they become primary obligations of, and payments are due and required to be made thereunder by, us or any of our Subsidiaries.

“Intercompany Debt” means, as of any date, indebtedness and liabilities for borrowed money, secured or unsecured, to which the only parties are us and any Subsidiary of ours as of that date.

“Interest Expense” means, for any period of time, the aggregate amount of interest recorded in accordance with U.S. generally accepted accounting principles for such period of time by us and our Subsidiaries, but excluding: (i) interest reserves funded from the proceeds of any loan; (ii) amortization of deferred financing costs, including gains or losses on early extinguishment of debt; (iii) prepayment penalties; (iv) non-cash swap ineffectiveness charges; and (v) any expense resulting from the discount or premium of any indebtedness in connection with the application of purchase accounting; and including, without duplication, effective interest in respect of original issue discount as determined in accordance with U.S. generally accepted accounting principles.

“Lien” means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement, or other encumbrance securing Debt.

“Non-Recourse Debt” means Debt of a Subsidiary of ours (or an entity in which we are the general partner or managing member) that is directly or indirectly secured by real estate assets or other real estate-related assets (including equity interests) of such Subsidiary or entity, of which Debt the Subsidiary or entity is the borrower, and which Debt is non-recourse to us or any of our Subsidiaries (other than pursuant to a Permitted Non-Recourse Guarantee and other than with respect to such Subsidiary or entity that is the borrower); provided, however, that, if any such Debt is partially recourse to us or any of our Subsidiaries (other than pursuant to a Permitted Non-Recourse Guarantee and other than with respect to such Subsidiary or entity that is the borrower) and therefore does not meet the criteria set forth above, then only the portion of such Debt that does meet the criteria set forth above will constitute “Non-Recourse Debt.”

“Permitted Non-Recourse Guarantees” means customary completion or budget guarantees or indemnities (including by means of separate indemnification agreements and carve-out guarantees) provided under Non-Recourse Debt in the ordinary course of business by us or any of our Subsidiaries in financing transactions that are directly or indirectly secured by real estate assets or other real estate-related assets (including equity interests) of a Subsidiary of ours (or an entity in which we are the general partner or managing member), in each case that is the borrower in such financing, but is non-recourse to us or any of our other Subsidiaries, except for customary completion or budget guarantees or indemnities (including by means of separate indemnification agreements or carve-out guarantees) as are consistent with customary industry practice (such as environmental indemnities and recourse triggers based on violation of transfer restrictions and other customary exceptions to nonrecourse liability).

“Significant Subsidiary” means a Subsidiary that is a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act.

“Subsidiary” means, with respect to us, any person (as defined in the indenture but excluding an individual), a majority of the outstanding voting stock, partnership interests, membership interests or other equity interest, as the case may be, of which is owned or controlled, directly or indirectly, by us, or by one or more other Subsidiaries of ours, and which is required to be consolidated with us in accordance with U.S. generally accepted accounting principles. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, trustees or managers, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Total Assets” means the sum of, without duplication:

•	Undepreciated Real Estate Assets; and
•	all other assets (excluding accounts receivable and non-real estate intangibles) of ours and our Subsidiaries,

all determined on a consolidated basis in accordance with U.S. generally accepted accounting principles.

“Total Unencumbered Assets” means the sum of, without duplication:

•	those Undepreciated Real Estate Assets that are not subject to a Lien securing Debt; and
•	all other assets (excluding accounts receivable and non-real estate intangibles) of ours and our Subsidiaries not subject to a Lien securing Debt,

all determined on a consolidated basis in accordance with U.S. generally accepted accounting principles; provided, however, that, in determining Total Unencumbered Assets as a percentage of outstanding Unsecured Debt for purposes of the covenant set forth above in “—Certain Covenants—Maintenance of Unencumbered Assets,” any investment in an unconsolidated limited partnership, unconsolidated limited liability company or other unconsolidated entity will be excluded from Total Unencumbered Assets if any real estate asset owned by such unconsolidated limited partnership, unconsolidated limited liability company or other unconsolidated entity is subject to a Lien securing Debt.

“Undepreciated Real Estate Assets” means, as of any date, the cost (original cost plus capital improvements) of real estate assets and related intangibles of ours and our Subsidiaries on such date, before depreciation and amortization, all determined on a consolidated basis in accordance with U.S. generally accepted accounting principles.

“Unsecured Debt” means Debt of ours or any of our Subsidiaries that is not secured by a Lien on any property or assets of us or any of our Subsidiaries.

ADDITIONAL MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of additional material federal income tax considerations with respect to the purchase, ownership, and disposition of the notes. This summary supplements and should be read together with “Material U.S. Federal Income Tax Considerations” beginning on page 31 of the accompanying prospectus.

This discussion is based on provisions of the Code, U.S. Treasury Regulations issued thereunder, Internal Revenue Service (“IRS”) rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the notes and the continued validity of this summary. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances (such as the application of the alternative minimum tax) or that may be relevant to you if you are subject to special rules, including but not limited to rules applicable to certain financial institutions, U.S. expatriates, insurance companies, real estate investment trusts, regulated investment companies, dealers in securities or currencies, traders in securities, holders whose functional currency is not the U.S. dollar, tax-exempt organizations, persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an applicable financial statement, and persons holding the notes as part of a “straddle,” “hedge,” “constructive sale,” “constructive ownership transaction,” “conversion transaction” or other integrated transaction. In addition, this discussion only applies to you if you purchase your notes for cash in the original issue and at the notes’ “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of notes are sold to the public for cash). Moreover, except where specifically indicated, this summary does not discuss the effect of any other federal tax laws (e.g., estate and gift tax), or any applicable state, local or foreign tax laws. In addition, if a partnership or other entity taxable as a partnership holds the notes, the tax treatment of a partner will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. This discussion does not address the tax consequences to you if you hold the notes through a partnership, an entity taxable as a partnership or any other pass-through entity. Finally, the discussion deals only with notes held as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).

As used herein, “U.S. Holder” means a beneficial owner of the notes that is:

•	an individual who is a citizen or resident of the United States;
•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or of any state thereof or of the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•	a trust, (i) if a U.S. court can exercise primary supervision over the administration of the trust and one or more U.S. persons can control all substantial trust decisions or (ii) if a valid election is in place to treat the trust as a U.S. person.

A “Non-U.S. Holder” is any beneficial holder of the notes that is not a partnership or U.S. Holder. If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, is a beneficial owner of the notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of the notes.

The following discussion is for informational purposes only and is not a substitute for careful tax planning and advice. Please consult your tax advisors with regard to the application of the tax consequences discussed below to your particular situation and the application of any other federal as well as state, local or foreign tax laws and tax treaties, including gift and estate tax laws.

U.S. Holders

Stated Interest on the Notes. A U.S. Holder generally will be required to include stated interest earned on the notes as ordinary income when received or accrued in accordance with the U.S. Holder’s regular method of tax accounting to the extent such interest is “qualified stated interest.” Stated interest is qualified stated interest if it is unconditionally payable in cash at least annually at a single fixed rate. The stated interest on the notes is qualified stated interest.

OID and Issue Price of the Notes. A debt instrument generally has original issue discount (“OID”) if its “stated redemption price at maturity” exceeds its “issue price” by an amount that is equal to or greater than a statutory de minimis amount (an amount equal to 0.25% of the principal amount of the notes multiplied by the number of complete years to maturity of the notes). A debt instrument’s stated redemption price at maturity includes all principal and interest payable over the term of the debt instrument, other than qualified stated interest. The issue price of the notes will be the first price at which a substantial amount of the notes are sold to the public (excluding bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers).

If the notes are treated as issued with OID under the rules described above, a U.S. Holder generally will be required to include such OID in income over the term of the notes in accordance with a constant-yield-to-maturity method, regardless of whether the U.S. Holder is a cash or accrual method taxpayer, and regardless of whether and when the U.S. Holder receives cash payments of interest on the notes (other than cash attributable to qualified stated interest). Under these rules, a U.S. Holder generally will include in income increasingly greater amounts of OID in successive accrual periods. The amount of OID includable in a U.S. Holder’s income will equal the sum of the daily portions of OID with respect to the note for each day during the taxable year or portion of the taxable year in which such U.S. Holder holds the note. Accordingly, a U.S. Holder could be treated as receiving interest income in advance of a corresponding receipt of cash. Any OID that a U.S. Holder includes in income will increase the U.S. Holder’s tax basis in its notes. A U.S. Holder generally will not be required to include separately in income cash payments received on the notes to the extent that such payments constitute payments of previously accrued OID or payments of principal, and such payments will reduce the U.S. Holder’s tax basis in its notes by the amount of such payments. Under a provision enacted in the Tax Cut and Jobs Act, for taxable years beginning after December 31, 2018, a U.S. Holder using an accrual method of income tax accounting and issuing a financial statement for certain purposes may be required to accrue OID in the manner reported on such financial statement (rather than under the provisions described above) if the financial statement reporting results in earlier inclusion of income. U.S. Holders reporting results of operations on financial statements should consult their tax advisors regarding the application of this provision to their particular circumstances.

We do not expect the notes to be treated as issued with OID. The remainder of this discussion assumes that the issue price of the notes will not be less than the stated principal amount of the notes by an amount that is equal to or greater than the statutory de minimis amount. U.S. Holders should consult their tax advisors regarding the determination of the issue price of the notes and the possible application of the OID rules.

Sale, Exchange, Redemption, or Other Taxable Disposition of the Notes. Upon the sale, exchange, redemption or other taxable disposition of a note, a U.S. Holder will generally recognize capital gain or loss equal to the difference (if any) between the amount realized (other than amounts attributable to accrued but unpaid stated interest, which will be taxable as ordinary income to the extent not previously included in income) and such U.S. Holder’s adjusted tax basis in the note. The U.S. Holder’s adjusted tax basis in a note generally will be the purchase price for the note, reduced by the amount of any payments previously received by the U.S. Holder (other than payments of qualified stated interest). Such gain or loss will be treated as long-term capital gain or loss if the note was held for more than one year at the time of disposition. Long-term capital gain recognized by certain non-corporate U.S. Holders generally will be subject to a preferential tax rate. Subject to limited exceptions, capital losses cannot be used to offset a U.S. Holder’s ordinary income.

Unearned Income Medicare Contribution. Certain U.S. Holders that are individuals, estates or trusts whose income exceeds certain thresholds are subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of their interest and net gains from the sale or other disposition of the notes. If you are a U.S. Holder that is an individual, estate or trust, you should consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the notes.

Information Reporting and Backup Withholding. In general, information reporting will apply to a U.S. Holder (other than an “exempt recipient,” including a corporation and certain other persons who, when required, demonstrate their exempt status) with respect to:

•	any payments made of principal of, premium, if any, and interest on, the notes; and
•	payment of the proceeds of a sale or other disposition of the notes.

In addition, “backup withholding” at the applicable statutory rate may apply to such amounts if a U.S. Holder fails to provide a correct taxpayer identification number certified under penalties of perjury or otherwise comply with applicable requirements of the backup withholding rules. A U.S. Holder that does not provide its correct taxpayer identification number also may be subject to penalties imposed by the IRS.

Any backup withholding is not an additional tax and may be refunded or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely provided to the IRS.

Non-U.S. Holders

The rules governing the U.S. federal income taxation of Non-U.S. Holders are complex and no attempt will be made herein to provide more than a summary of such rules. Prospective Non-U.S. Holders should consult their tax advisors to determine the impact of federal, state, local and other tax laws with regard to an investment in the notes.

Interest on the Notes. Subject to the rules described below under “—Information Reporting and Backup Withholding” and “—FATCA Regime,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on payments of interest on a note, under the “portfolio interest” exemption, if such Non-U.S. Holder properly satisfies the test. The “portfolio interest” test is satisfied if:

•	interest paid on the notes is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States;
•	the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our voting stock;
•	the Non-U.S. Holder is not a controlled foreign corporation (within the meaning of the Code) that is related, directly or indirectly, to us;
•	the Non-U.S. Holder is not a bank receiving interest on the notes on an extension of credit made pursuant to a loan arrangement entered into in the ordinary course of the Non-U.S. Holder’s trade or business; and
•	the Non-U.S. Holder certifies to us or our paying agent on IRS Form W-8BEN or W-8BEN-E (or appropriate substitute or successor form) under penalties of perjury, that it is not a U.S. person. If a Non-U.S. Holder holds the notes through a financial institution or other agent acting on its behalf, such holder will be required to provide appropriate documentation to the agent who will then be required to provide certification to us or our paying agent, either directly or through other intermediaries.

A Non-U.S. Holder that is not exempt from tax under these rules generally will be subject to U.S. federal income tax withholding at a rate of 30% unless:

•	the income is effectively connected with the conduct of a U.S. trade or business; or
•	an applicable income tax treaty provides for a lower rate of, or exemption from, withholding tax and such Non-U.S. Holder (or its agent) provides to us a properly executed IRS Form W-8BEN or W-8BEN-E (or an appropriate substitute or successor form evidencing eligibility for the exemption) claiming a reduction of (or exemption from) withholding under the benefits of the income tax treaty.

Except to the extent provided by an applicable tax treaty, interest on a note that is effectively connected with the conduct by a Non-U.S. Holder of a trade or business in the United States (and, if required by an applicable tax treaty, the interest is attributable to a permanent establishment maintained in the United States by such Non-U.S. Holder) generally will be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons. A Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax, which is generally imposed on a foreign corporation on the deemed repatriation from the United States of effectively connected earnings and profits, at a 30% rate (subject to reduction or elimination under an applicable tax treaty). If interest is subject to U.S. federal income tax on a net basis in accordance with the rules described in the second preceding sentence, payments of such interest will not be subject to U.S. withholding tax so long as the Non-U.S. Holder provides us or the paying agent with an appropriate IRS Form (generally, IRS Form W-8ECI). To claim the benefit of a reduced rate of, or exemption from, the 30% withholding tax under an income tax treaty, the Non-U.S. Holder must timely provide the appropriate, properly executed IRS form (generally, IRS Form W-8BEN or W-8-BEN-E). These forms may be required to be periodically updated. Non-U.S. Holders that do not timely provide us with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale, Exchange, Redemption, or Other Taxable Disposition of the Notes. Subject to the rules described below under “—Information Reporting and Backup Withholding” and “—FATCA Regime,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on gain from the sale, exchange, redemption or other taxable disposition of a note unless:

•	such gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained in the United States by the Non-U.S. Holder); or
•	such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and meets certain other requirements.

Except to the extent provided by an applicable tax treaty, gain from the sale or disposition of a note that is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States (and, if required by an applicable tax treaty, the gain is attributable to a permanent establishment maintained in the United States by such Non-U.S. Holder) generally will be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons. A Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax, which is generally imposed on a foreign corporation on the deemed repatriation from the United States of effectively connected earnings and profits, at a 30% rate (subject to reduction or elimination under an applicable tax treaty). If such gains are realized by a Non-U.S. Holder who is an individual present in the United States for 183 days or more in the taxable year, then, except to the extent otherwise provided by an applicable income tax treaty, such individual generally will be subject to U.S. federal income tax at a rate of 30% on the amount by which capital gains from U.S. sources (including gains from the sale or other disposition of the notes) exceed capital losses allocable to U.S. sources. Any amount attributable to accrued but unpaid interest on the notes will generally be treated in the same manner as payments of interest made to such Non-U.S. Holder, as described above under “—Interest on the Notes.” Non-U.S. Holders should consult their tax advisors on the treatment of any accrued but unpaid interest on the notes.

Information Reporting and Backup Withholding. Payments to a Non-U.S. Holder of interest on a note generally will be reported to the IRS and to the Non-U.S. Holder. Copies of applicable IRS information returns may be made available, under the provisions of a specific tax treaty or agreement, to the tax authorities of the country in which the Non-U.S. Holder resides. Additional information reporting and backup withholding generally will not apply to payments of interest with respect to which either the requisite certification that the Non-U.S. Holder is not a U.S. person for U.S. federal income tax purposes, as described under the heading “—Interest on the Notes” above, has been received or an exemption has otherwise been established provided that neither we nor our paying agent have actual knowledge or reason to know that the Non-U.S. Holder is a U.S. person that is not an exempt recipient or that the conditions of any other exemption are not, in fact, satisfied.

As a general matter, backup withholding and information reporting will not apply to a payment of the proceeds of a sale of a note effected at a foreign office of a foreign broker. Information reporting (but not backup withholding) will apply, however, to a payment of the proceeds of a sale of a note by a foreign office of a broker that:

•	is a U.S. person;
•	derives 50% or more of its gross income for a specified three-year period from the conduct of a trade or business in the U.S.;
•	is a “controlled foreign corporation” (a foreign corporation controlled by certain U.S. stockholders) for U.S. tax purposes; or
•	is a foreign partnership, if at any time during its tax year more than 50% of its income or capital interest are held by U.S. persons or if it is engaged in the conduct of a trade or business in the U.S., unless the broker has documentary evidence in its records that the holder or beneficial owner is a Non-U.S. Holder and certain other conditions are met, or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of a note effected at a U.S. office of a broker is subject to both backup withholding and information reporting unless the holder certifies under penalty of perjury that the holder is a Non-U.S. Holder, or otherwise establishes an exemption; provided that, in either case, neither we nor any withholding agent knows or has reason to know that the holder is a U.S. person or that the conditions of any other exemptions are in fact not satisfied.

Any backup withholding is not an additional tax and may be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely provided to the IRS.

FATCA Regime. The Foreign Account Tax Compliance Act Legislation commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) generally imposes a 30% U.S. federal withholding tax on interest income paid on the notes or, after December 31, 2018, on the gross proceeds from a disposition of the notes paid to certain Non-U.S. Holders (whether or not such Non-U.S. Holder is a beneficial owner or an intermediary), including certain foreign financial institutions, unless such Non-U.S. Holder provides sufficient documentation evidencing either (i) an exemption from FATCA, or (ii) its compliance with certain reporting and disclosure obligations (or deemed compliance pursuant to an intergovernmental agreement with the United States). You should consult your own tax advisor regarding the possible implications of FATCA on your ownership of the notes. We will not pay any additional amounts in respect of any amounts withheld under FATCA.

Prospective investors are encouraged to consult their tax advisors regarding the possible implications of this legislation on their investment in the notes.

UNDERWRITING

We and the underwriters for the offering named below have entered into an underwriting agreement with respect to the notes. Subject to certain conditions, each underwriter has severally agreed to purchase the principal amount of notes indicated in the following table. Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC are the representatives of the underwriters.

Underwriter	Principal Amount of Notes
Goldman Sachs & Co. LLC	$
Morgan Stanley & Co. LLC
Wells Fargo Securities, LLC
Total	$

The underwriters are committed to take and pay for all of the notes being offered, if any are taken.

Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover page of this prospectus supplement, plus accrued interest from       , 2018 if settlement occurs after that date. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to    % of the principal amount of notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to    % of the principal amount of notes. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We have agreed with the underwriters that, during the period from the date of the underwriting agreement until the expected delivery date upon which the notes will be made to investors, we will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any debt securities of ours, without the prior written consent of the representatives.

The notes are a new issue of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the notes, but they are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or slowing a decline in the market price of the notes while the offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

We estimate that the total expenses of the offering, excluding underwriting discounts and commissions, to be paid by us will be approximately $700,000.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

We expect that delivery of the notes will be made to investors on or about March   , 2018, which is the       business day after the date of this prospectus supplement. Currently, trades in the secondary market for notes ordinarily settle two business days after the date of execution, unless the parties to the trade agree otherwise. Accordingly, investors in this offering who wish to sell their notes before the second business day preceding the settlement date for this offering must specify an alternate settlement arrangement at the time of the trade to prevent a failed settlement. Those investors should consult their advisors.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses. Affiliates of the underwriters are agents and/or lenders under our $100 million two-year unsecured term loan issued March 2017 and $100 million five-year unsecured term loan issued April 2016. In addition, certain of the underwriters or their affiliates hold a portion of our Series C senior unsecured notes issued April 2016.

In addition, affiliates of the underwriters are lenders under our unsecured revolving credit facility. In their capacities as lenders under the term loans and revolving credit facility, these underwriters or their affiliates have received, or will receive, certain customary fees and expense reimbursements in the ordinary course of business, and to the extent that we use the net proceeds from this offering to repay amounts outstanding under the revolving credit facility, such affiliates of these underwriters will receive their proportionate share of any amount of the revolving credit facility that is repaid with the net proceeds from this offering.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

PRIIPs Regulation; Prospectus Directive; Prohibition of sales to EEA Retail Investors

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared, and, therefore, offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (FSMA)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and
(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in the Netherlands

The notes may not be offered or sold, directly or indirectly, in the Netherlands, other than to qualified investors (gekwalificeerde beleggers) within the meaning of Article 1:1 of the Dutch Financial Supervision Act (Wet op het financieel toezicht).

Notice to Prospective Investors in Switzerland

The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus have been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the offering, the Company or the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of the notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.

Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

The notes which are the subject of this prospectus supplement and the accompanying prospectus do not represent units in a collective investment scheme which is authorized or recognized by the Monetary Authority of Singapore (MAS) under Section 286 or 287 of the Securities and Futures Act (Chapter 289 of Singapore) (SFA) and this prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore under the SFA. This prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of notes will not be circulated or distributed, nor will notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore, other than institutional investors as defined in Section 4A of the SFA or relevant regulations thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”), and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the notes may only be made to persons, or Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with 6D of the Corporations Act. Any person acquiring notes must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on these matters.

The Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (the “DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. They must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein or therein and has no responsibility for this prospectus supplement or the accompanying prospectus. The notes to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement or the accompanying prospectus, you should consult an authorized financial advisor.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

Certain legal matters relating to the notes offered hereby are being passed upon for us by DLA Piper LLP (US). In addition, DLA Piper LLP (US) is rendering an opinion with respect to certain federal income tax matters relating to us. Latham & Watkins LLP, Chicago, Illinois, is counsel for the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements of STORE Capital Corporation appearing in STORE Capital Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2017 (including schedules appearing therein), and the effectiveness of STORE Capital Corporation’s internal control over financial reporting as of December 31, 2017 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The Securities and Exchange Commission (“SEC”) allows us to incorporate by reference information we file with the SEC into this prospectus supplement and any accompanying prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, and information filed separately with the SEC subsequent to this prospectus supplement and prior to the termination of the particular offering referred to in this prospectus supplement will automatically be deemed to update and supersede this information. We are incorporating by reference into this prospectus supplement and the accompanying prospectus the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 23, 2018;
•	our Current Reports on Form 8-K filed with the SEC on February 12, 2018, February 16, 2018 and February 26, 2018;
•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2016 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 21, 2017; and
•	the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on November 12, 2014, including any amendments or reports filed with the SEC for the purpose of updating such description.

All documents that we file (but not those that we furnish) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering covered by this prospectus supplement shall be deemed to be incorporated by reference into this prospectus supplement and will automatically update and supersede the information in this prospectus supplement, the accompanying prospectus and any previously filed documents.

This means that important information about us appears or will appear in these documents and will be regarded as appearing in this prospectus supplement. Any statement made in a document incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any other subsequently filed document that is incorporated by reference into this prospectus supplement, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You can obtain any of the filings incorporated by reference into this prospectus supplement through us or from the SEC through the SEC’s website at www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon the written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been incorporated by reference into this prospectus supplement. You should direct requests for those documents to:

STORE Capital Corporation
Attention: Investor Relations
8377 E. Hartford Dr., Suite 100
Scottsdale, Arizona 85255
(480) 256-1100

Our reports and documents incorporated by reference herein may also be found in the “Investor Relations” section of our website at www.storecapital.com. However, the information contained in, or that can be accessed through, our website is not, and should not be deemed to be, part of this prospectus supplement, the accompanying prospectus or any free writing prospectus or incorporated into any other filing we submit to the SEC.

PROSPECTUS

Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Purchase Contracts
Units
Warrants

STORE Capital Corporation or any selling stockholder may offer, issue and sell, from time to time, together or separately, the securities described in this prospectus.

This prospectus describes some of the general terms that may apply to the securities. We will provide the specific terms of any securities we or any selling stockholder may offer in one or more supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement, including the documents incorporated by reference, carefully before you invest. We also may authorize one or more free writing prospectuses to be provided to you in connection with the offering. The prospectus supplement and any free writing prospectus may add, update or change information contained or incorporated by reference in this prospectus.

We or any selling stockholder may offer and sell these securities to or through one or more underwriters, dealers or agents or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering. For general information about the distribution of the securities offered, see “Plan of Distribution” in this prospectus. The prospectus supplement also will set forth the price to the public of the securities and the net proceeds that we expect to receive from the sale of such securities. We will not receive any of the proceeds from the sale of securities by any selling stockholder.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “STOR.” On February 22, 2018, the last reported sale price of our common stock on the NYSE was $23.73 per share. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

We have elected to be taxed as a real estate investment trust for U.S. federal income tax purposes (“REIT”). Our charter contains certain restrictions relating to the ownership and transfer of our capital stock to assist us, among other purposes, in maintaining our qualification as a REIT. You should read the information under the section entitled “Restrictions on Ownership and Transfer” in this prospectus for a description of these restrictions.

Investing in our securities involves risk. You should carefully read and consider the information in the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K and on page 2 of this prospectus and in the applicable prospectus supplement before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 23, 2018

You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any authorized free writing prospectus. We have not authorized anyone to provide you with other information or make any representation that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement is correct as of any date other than the date of the document in which it is contained, even though this prospectus and such prospectus supplement are delivered or securities are sold pursuant to the prospectus and such prospectus supplement at a later date. Since the respective dates of such documents, our business, financial condition, results of operations and prospects may have changed. We can use this prospectus to sell the securities only if it is accompanied by a prospectus supplement.

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TRADEMARKS

This prospectus, and accompany prospectus supplements and the documents incorporated by reference in herein or therein may contain references to our copyrights, trademarks and service marks and to those belonging to other entities. Solely for convenience, copyrights, trademarks, trade names and service marks referred to in such documents may appear without the © or ® or ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these copyrights, trademarks, trade names and service marks. We do not intend our use or display of other companies’ trade names, copyrights, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

STATEMENT REGARDING INDUSTRY AND MARKET DATA

Any market or industry data contained or incorporated by reference in this prospectus and any applicable prospectus supplement is based on a variety of sources, including internal data and estimates, independent industry publications, government publications, reports by market research firms or other published independent sources. Industry publications and other published sources generally state that the information they contain has been obtained from third-party sources we believe to be reliable. Our internal data and estimates are based upon our senior leadership team’s analysis of the target market and business sectors in which we operate, as well as information obtained from trade and business organizations and other contacts in our target market and business sectors, and such information has not been verified by any independent sources.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf registration process, we or any selling stockholder to be named in a prospectus supplement may, from time to time, sell the securities described in this prospectus in one or more offerings. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we or any selling stockholder may offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the sections entitled “Information Incorporated by Reference” and “Where You Can Find More Information.”

This prospectus only provides you with a general description of the securities that we or any selling stockholder may offer. Each time we or any selling stockholder sells securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered and the specific manner in which they will be offered. The prospectus supplement may also add, update or change information contained in this prospectus or the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement, on the other hand, you should rely on the information in the prospectus supplement. In addition, information incorporated by reference after the date of this prospectus or any related prospectus supplement may add, update or change information contained in this prospectus or such prospectus supplement. Any information in such subsequent filings that is inconsistent with this prospectus or any such prospectus supplement will supersede the information in this prospectus or such prospectus supplement.

This prospectus does not contain all of the information that is important to you. You should read this prospectus and any prospectus supplement together with all free writing prospectuses, if any, that we have authorized for use in connection with the offering and all documents incorporated by reference, and you should rely only on the information contained or incorporated by reference in such documents. The documents incorporated by reference into this prospectus are identified under the caption “Information Incorporated by Reference” in this prospectus.

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PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before deciding whether to invest in our securities. You should carefully read the entire prospectus and the documents incorporated by reference in this prospectus, including the information contained or referred to under the caption “Risk Factors” beginning on page 2 of this prospectus before making an investment decision.

Unless otherwise indicated or the context requires otherwise, in this prospectus and any prospectus supplement hereto references to “S|T|O|R|E,” “Company,” “we,” “us” and “our” refer to STORE Capital Corporation and its subsidiaries.

S|T|O|R|E

S|T|O|R|E is an internally managed net-lease REIT that is the leader in the acquisition, investment and management of Single Tenant Operational Real Estate (“STORE Property”), which is our target market and the inspiration for our name. A STORE Property is a real property location at which a company operates its business and generates sales and profits, which makes the location a profit center and, therefore, fundamentally important to that business.

S|T|O|R|E continues the investment activities of our senior leadership team, which has been investing in single-tenant operational real estate for over 30 years. We are one of the largest and fastest-growing net-lease REITs, and own a well-diversified portfolio that consisted of investments in 1,921 property locations operated by nearly 400 customers across 48 states as of December 31, 2017. Our customers operate across a wide variety of industries within the service, retail and manufacturing sectors of the U.S. economy, with restaurants, furniture stores, early childhood education centers, movie theaters and health clubs representing the top industries in our portfolio.

We have elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), commencing with our initial taxable year ended December 31, 2011. To continue to qualify as a REIT, we must continue to meet certain tests which, among other things, require that our assets consist primarily of real estate assets, our income be derived primarily from real estate assets, and that we distribute at least 90% of our REIT taxable income (other than our net capital gains) to our stockholders annually.

Our principal executive offices are located at 8377 E. Hartford Drive, Suite 100, Scottsdale, Arizona 85255. Our main telephone number is (480) 256-1100. Our website is www.storecapital.com. The information contained in, or that can be accessed through, our website is not, and should not be deemed to be, part of this prospectus, any accompanying prospectus supplement or any free writing prospectus or incorporated into any other filing we submit to the SEC.

Ratio of Earnings to Fixed Charges and Preferred Stock Dividends

The following table sets forth our ratios of earnings to fixed charges and combined fixed charges and preferred stock dividends for the periods shown (dollars in thousands):

	For Year Ended December 31,
	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges	2.3	2.2	2.0	1.7	1.6
Ratio of earnings to combined fixed charges and preferred stock dividends	2.3	2.2	2.0	1.7	1.6

Our ratios of earnings to fixed charges and combined fixed charges and preferred stock dividends are computed by dividing earnings by fixed charges and combined fixed charges and preferred stock dividends, respectively. For these purposes, “earnings” consist of income (loss) from continuing operations plus fixed charges and less interest capitalized. Income (loss) from continuing operations is computed in accordance with U.S. generally accepted accounting principles, and includes such non-cash items as real estate depreciation and amortization, amortization of above (below) market rents, and amortization of deferred financing costs and loan premium. “Fixed charges” consist of interest expense, capitalized interest and amortization of deferred financing fees and loan premium, whether expensed or capitalized, and interest within rental expense. Interest income is not included in this computation. “Preferred stock dividends” consist of the amount of pretax earnings required to pay dividends on outstanding preferred stock. There were no shares of preferred stock outstanding for the periods presented.

RISK FACTORS

Investing in our securities involves risk. Before you invest in the securities, you should carefully consider the risk factors incorporated by reference in this prospectus, including the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2017, including “Part I—Item 1A. Risk Factors,” which is incorporated herein by reference, as well as the risks, uncertainties and additional information (i) set forth in our Annual Reports on Forms 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and in the other documents incorporated by reference in this prospectus that we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus, and (ii) the information contained in any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Information Incorporated by Reference” and “Where You Can Find More Information.” The occurrence of any of these risks could materially and adversely affect our business, financial condition, liquidity, cash flows, results of operations, prospects, and our ability to implement our investment strategy and to make or sustain distributions to our stockholders, which could result in a partial or complete loss of your investment in our securities. The risks and uncertainties we discuss in this prospectus, any applicable prospectus supplement and in the documents incorporated by reference are those that we currently believe materially and adversely affect us. Additional risks not presently known, or currently deemed immaterial, also could materially and adversely affect our business, financial condition, liquidity, cash flows, results of operations and prospects. Some statements in this prospectus constitute forward-looking statements. See “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that are incorporated by reference, contain “forward-looking statements” within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In particular, forward-looking statements in this prospectus, including the documents that are incorporated by reference, include, among others, statements concerning our business and growth strategies, investment, financing and leasing activities and trends in our business, including trends in the market for long-term, triple-net leases of freestanding, single-tenant properties, and expected liquidity needs and sources (including the ability to obtain financing or raise capital). When used in this prospectus or the documents incorporated by reference, the words “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximately” or “plan,” or the negative of these words, and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters, are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management.

Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	the factors included in our most recent Annual Report on Form 10-K, including those set forth under the headings “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the factors set forth under the heading “Risk Factors” beginning on page 2 of this prospectus;
•	our ability to raise debt and equity capital on attractive terms;
•	the competitive environment in which we operate;
•	the performance and financial condition of our customers;
•	real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for customers in such markets;
•	decreased rental rates or increased vacancy rates;
•	potential defaults (including bankruptcy or insolvency) on, or non-renewal of, leases by customers;
•	real estate acquisition risks, including our ability to identify and complete acquisitions and/or failure of such acquisitions to perform in accordance with projections;
•	potential natural disasters and other potentially catastrophic events such as acts of war and/or terrorism;
•	the general level of interest rates;
•	litigation, including costs associated with defending claims against us as a result of incidents on our properties, and any adverse outcomes;
•	potential changes in the law or governmental regulations that affect us and interpretations of those laws and regulations, including changes in real estate and zoning or REIT tax laws;
•	the impact of changes in the tax code as a result of recent federal tax legislation and uncertainty as to how some of those changes may be applied;
•	financing risks, including the risks that our cash flows from operations may be insufficient to meet required payments of principal and interest, and we may be unable to refinance our existing debt upon maturity or obtain new financing on attractive terms, if at all;
•	lack of or insufficient amounts of insurance;

•	our inability to comply with the laws, rules and regulations applicable to companies, and in particular, public companies;
•	our ability to maintain our qualification as a REIT;
•	our ability to retain key personnel; and
•	possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of the document in which they are contained. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We undertake no obligation to publicly release the results of any revisions to any forward-looking statement that may be made to reflect events or circumstances after the date as of which that forward-looking statement speaks or to reflect the occurrence of unanticipated events, except as required by law. In light of these risks and uncertainties, the forward-looking events included or incorporated by reference in this prospectus might not occur as described, or at all.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities by us to provide additional funds for general corporate purposes, including funding our investment activity, the repayment of outstanding indebtedness, working capital and other general purposes. Any specific allocation of the net proceeds of an offering of securities will be determined at the time of such offering and will be described in the accompanying prospectus supplement.

We will not receive any of the proceeds of the sale by any selling stockholder of the securities covered by this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

General

Our charter authorizes us to issue up to 375,000,000 shares of common stock, $0.01 par value per share, and 125,000,000 shares of preferred stock, $0.01 par value per share. Our charter authorizes our Board of Directors, with the approval of a majority of the entire Board of Directors and without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of any class or series of stock that we are authorized to issue. As of December 31, 2017, there were 193,766,854 shares of common stock issued and outstanding, and no shares of preferred stock issued and outstanding.

Under Maryland law, a stockholder generally is not liable for a corporation’s debts or obligations solely as a result of the stockholder’s status as a stockholder.

Common Stock

Subject to the provisions of our charter restricted the transfer and ownership of our stock and except as may otherwise be specified in the terms of any other class or series of our stock, holders of our common stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors, and, except as provided with respect to any other class or series of our stock, the holders of shares of our common stock possess exclusive voting power. Directors are elected by a plurality of the votes cast at the meeting in which directors are being elected. The holders of our common stock do not have cumulative voting rights in the election of directors. This means that the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

Holders of our common stock are entitled to receive dividends as and when authorized by our Board of Directors and declared by us out of assets legally available for the payment of dividends. Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of outstanding shares of any other class or series of our stock having liquidation preferences, if any, the holders of our common stock will be entitled to share ratably in our remaining assets legally available for distribution. Holders of our common stock do not have preemptive, subscription, redemption or conversion rights. There are no sinking fund provisions applicable to the common stock. Holders of our common stock generally have no appraisal rights. All shares of our common stock have equal dividend and liquidation rights. The rights, powers, preferences and privileges of holders of our common stock are subject to those of the holders of any shares of our preferred stock or any other class or series of stock we may authorize and issue in the future and to the restrictions on ownership and transfer of our stock described below in the section entitled “Restrictions on Ownership and Transfer.”

Under the Maryland General Corporation Law (“MGCL”), a Maryland corporation generally may not amend its charter, consolidate, merge, convert, sell all or substantially all of its assets, engage in a share exchange or dissolve unless the action is advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of the votes entitled to be cast on the matter) is set forth in the company’s charter. As permitted by Maryland law, our charter provides that any of these actions may be approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. In addition, because many of our operating assets are held by our subsidiaries, these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders.

Preferred Stock

Our Board of Directors may authorize the issuance of preferred stock in one or more series and may determine, with respect to any such series, the rights, preferences, privileges and restrictions of the preferred stock of that series, including:

•	dividend rights;
•	conversion rights;
•	voting rights;
•	redemption rights and terms of redemptions; and
•	liquidation preferences.

The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders. In addition, any preferred stock that we issue could rank senior to our common stock with respect to the payment of dividends, in which case we could not pay any dividends on our common stock until full dividends have been paid with respect to such preferred stock. Holders of preferred stock will not have any preemptive rights.

The prospectus supplement relating to any series of preferred stock that we may offer will contain the specific terms of the preferred stock. These terms may include the following:

•	the title of the series and the number of shares in the series;
•	the price at which the preferred stock will be offered;
•	the dividend rate(s) or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or non-cumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;
•	the voting rights, if any, of the holders of shares of the preferred stock being offered;
•	the provisions for a sinking fund, if any, for the preferred stock;
•	the provisions for, and any restriction on, redemption, if applicable, of the preferred stock;
•	the provisions for, and any restriction on, repurchase, if applicable, of the preferred stock
•	the liquidation preference per share;
•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;
•	the terms and conditions, if applicable, upon which the preferred stock will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;
•	any listing of the preferred stock on any securities exchange;
•	whether interests in the preferred stock will be represented by depositary shares;
•	if appropriate, a discussion of any additional material federal income tax considerations applicable to the preferred stock;
•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;
•	any limitations on the issuance of any other series of preferred stock, including any series of preferred stock ranking senior or on parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;
•	information with respect to book-entry procedures, if applicable;

•	in addition to the restrictions described below in the section entitled “Restrictions on Ownership and Transfer,” any other restrictions on the ownership and transfer of the preferred stock; and
•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

Power to Increase Authorized Shares of Stock, Reclassify Unissued Shares of Stock and Issue Additional Shares of Common Stock and Preferred Stock

Our charter authorizes our Board of Directors, with the approval of a majority of the entire Board of Directors and without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of common and preferred stock or the number of shares of any class or series of stock that we are authorized to issue.

In addition, our charter authorizes our Board of Directors to classify or reclassify any unissued shares of our common and preferred stock into any class or series of stock, including one or more classes or series of stock that have priority over our common stock with respect to dividends or upon our liquidation, or have voting rights and other rights that differ from the rights of the common stock, and authorizes us to issue the newly classified shares. Before authorizing the issuance of shares of any new class or series, our Board of Directors is required by Maryland law and our charter to set, subject to our charter restrictions on transfer and ownership, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series of stock.

These actions may be taken without the approval of holders of our stock unless such approval is required by applicable law, the terms of any other class or series of our stock or the rules of any stock exchange or automated quotation system on which any of our stock is listed or traded. Thus, our Board of Directors could authorize the issuance of shares of common stock with terms and conditions, or preferred stock with priority over our existing common stock with respect to distributions and rights upon liquidation or with other terms and conditions, that could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders.

We believe that the power of our Board of Directors to approve amendments to our charter to increase the aggregate number of authorized shares of stock or the number of shares of stock of any class or series, to issue additional shares of common stock or preferred stock and to classify or reclassify unissued shares of common stock or preferred stock and thereafter to issue such classified or reclassified shares of stock provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Transfer Agent and Registrar

The registrar and transfer agent for our common stock is American Stock Transfer & Trust Company, LLC, Brooklyn, New York.

Listing

Our common stock is listed on the NYSE under the symbol “STOR.”

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of debt securities that we may issue. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the prospectus supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The debt securities that we may issue may constitute debentures, notes, bonds or other evidences of our indebtedness, to be issued in one or more series, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities, and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued pursuant to an indenture between us and a trustee, which will be named in the applicable supplement to this prospectus. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and may be supplemented or amended from time to time following its execution. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part, and we urge you to read the indenture in its entirety.

The following summary describes selected provisions of the form of indenture. This summary does not describe every aspect of the debt securities or the indenture and is subject to, and qualified in its entirety by reference to, all the provisions of the indenture, including the terms defined in the indenture. This summary is also subject to, and qualified in its entirety by reference to, the description of the particular debt securities in the applicable prospectus supplement. Capitalized terms used in the following summary and not defined in this prospectus have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution by our Board of Directors and set forth or determined in the manner provided in such resolutions, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement or term sheet.

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. The prospectus supplement, including any pricing supplement or term sheet, relating to any series of debt securities being offered will set forth the aggregate principal amount and other terms of the debt securities, including, if applicable:

•	the price or prices (expressed as a percentage of the principal amount) at which the debt securities will be sold;
•	any limit on the aggregate principal amount of the debt securities;
•	the date or dates on which the principal of the debt securities is payable;
•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;
•	the place or places where principal of, and any premium and interest, if any, on the debt securities will be payable, and the method of such payment, where debt securities may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;
•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•	any obligation we will have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which the debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
•	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;
•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•	the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•	the currency of denomination of the debt securities, which may be U.S. dollars or any foreign currency, and, if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;
•	the designation of the currency, currencies or currency units in which payment of the principal of or premium, if any, and interest on the debt securities will be made;
•	if payments of the principal of or premium, if any, or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
•	the manner in which the amounts of payment of the principal of or premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;
•	any provisions relating to any security provided for the debt securities;
•	any addition to, deletion of or change in the Events of Default (as defined below) described in this prospectus or set forth in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
•	any addition to, deletion of or change in the covenants described in this prospectus or set forth in the indenture with respect to the debt securities;
•	whether the debt securities will be senior debt securities or subordinated debt securities and, if applicable, a description of the subordination terms thereof;
•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
•	the provisions, if any, relating to conversion or exchange of any securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange; and
•	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series of debt securities, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. Information on material federal income tax considerations and other special considerations applicable to any of these debt securities will be provided in the applicable prospectus supplement.

If the purchase price of any of the debt securities is denominated in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and any premium and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, then information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units will be provided in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (the “DTC”), or a nominee of the DTC (which is referred to as a “book-entry debt security”) or a certificate issued in definitive registered form (which is referred to as a “certificated debt security”), as set forth in the applicable prospectus supplement. Except in limited circumstances, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange may be required.

You may effect the transfer of certificated debt securities and the right to receive the principal of, or any premium or interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by the Company or the trustee of the certificate to the new holder or the issuance by the Company or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the DTC and registered in the name of the DTC or a nominee of the DTC.

Covenants

Any restrictive covenants applicable to any issue of debt securities will be set forth in the applicable prospectus supplement.

No Protection in the Event of a Change of Control

Unless stated otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•	we are the surviving person or the successor person (if anyone other than the Company) is a person that is organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;
•	immediately after giving effect to the transaction, no Default or Event of Default (as defined below) shall have occurred and be continuing; and
•	certain other conditions are met.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to the Company.

Events of Default

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Event of Default” means with respect to any series of debt securities, any of the following:

•	a default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);
•	a default in the payment of principal of any debt security of that series at its maturity;
•	a default in the deposit of any sinking fund payment, if, when and as due by the terms of the debt securities of that series, and the continuance of such default for a period of 60 days;
•	a default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;
•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of the Company; and
•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain other indebtedness of the Company or its subsidiaries outstanding from time to time.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series), and any premium and accrued and unpaid interest on, all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of, and any premium and accrued and unpaid interest on, all outstanding debt securities of the applicable series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default (other than the non-payment of accelerated principal, premium and interest, if any, with respect to debt securities of that series) have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in exercising such right of power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and
•	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has (x) not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and (y) failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium and interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture will require us to, within 120 days after the end of our fiscal year, furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and is known to a responsible officer of the trustee, then the trustee must mail to each holder of the securities of that series notice of a Default or Event of Default within the later of 90 days after it occurs, or 30 days after the trustee obtains knowledge thereof. The indenture will provide that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

The Company and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;
•	to evidence the succession of another person to us and the assumption by such successor person of the covenants of the Company in or pursuant to the indenture and in the debt securities;
•	to secure or provide additional security for all or any debt securities of any series;
•	to add to the covenants of the Company for the benefit of the holders of all or any debt securities of any series or to surrender any right or power conferred upon the Company with regard to all or any debt securities of any series;
•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•	to make any change that does not materially adversely affect the rights of any holder;
•	to provide for the issuance of and establish the form, terms and conditions of debt securities of any series, as permitted by the indenture;
•	to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee;
•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	to amend the provisions of the indenture relating to the transfer and legending of debt securities; provided, however, that (i) compliance with the indenture as so amended would not result in debt securities being transferred in violation of the Securities Act or any applicable securities law; and (ii) such amendment does not materially and adversely affect the rights of holders to transfer debt securities, except as required by law;
•	to add any additional Events of Default for the benefit of the holders of all or any debt securities of any series;
•	to add to, change or eliminate any provision of the indenture in respect of all or any debt securities of any series, provided that such addition, change or elimination shall either (A) (i) not apply to any debt security of any series that was created prior to the execution and delivery of such supplemental indenture; and (ii) not modify the rights of the holder of any such debt security with respect to such provision; or (B) become effective only when there is no debt security outstanding;
•	to conform the text of the indenture or any debt securities of any series to the description of the indenture, such debt securities contained in this prospectus and the applicable prospectus supplement, provided that such supplemental indenture shall apply only to such debt securities; or
•	in the case of any debt securities that, by their terms, may be converted into securities or other property (other than debt securities of the same series and of like tenor), to (A) make provisions with respect to adjustments to the applicable conversion rate of such debt securities as required or permitted by the indenture and the terms of such debt securities; or (B) permit or facilitate the issuance, payment or conversion of such debt securities.

Except to the extent the terms of a series of debt securities otherwise provide with respect to any of such debt securities, we may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. However, no waiver or amendment may be made without the consent of the holders of each affected debt security then outstanding if that waiver or amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•	reduce the principal of or premium, if any, on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;
•	reduce the principal amount of discount securities payable upon acceleration of maturity;
•	waive a Default or Event of Default in the payment of the principal of, or any premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then-outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
•	make the principal of, or any premium or interest on, any debt security payable in any currency other than that stated in the debt security;
•	make any change to certain provisions of the indenture relating to, among other things, (i) the right of holders of debt securities to receive payment of the principal of, or any premium or interest on, debt securities and to institute suit for the enforcement of any such payment; (ii) waivers of past defaults; and (iii) amendments and waivers that require the consent of each affected holder;
•	waive a redemption payment with respect to any debt security;
•	make any change in the ranking or priority of any debt security that would adversely affect the holders of such debt security; or

•	in the case of any debt security that provides that the holder thereof may require us to repurchase or convert such debt security, impair such holder’s right to require such repurchase or effect such conversion of such Security in accordance with the indenture and the terms of such debt security.

Except in certain circumstances, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive compliance by us of debt securities of that series with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of such series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any premium or interest on, any debt security of that series. The holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we will be deemed to have paid and discharged the entire indebtedness on all the outstanding debt securities of any series on the 91st day after the date of the deposit referred to below, and the provisions of the indenture, as it relates to such outstanding debt securities of such series, will no longer be in effect, except as to certain specified rights, powers, immunities and provisions. In order to effect such legal defeasance, the following conditions, among others, must be satisfied:

•	subject to certain rights of the Company, the Company must deposit, or cause to be irrevocably deposited, with the trustee money or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants or investment bank, to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of all the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;
•	such deposit will not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we are a party or by which we are bound;
•	no default or Event of Default with respect to the debt securities of such series shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date; and
•	we must deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be described in the applicable prospectus supplement; and

•	any omission to comply with those covenants, or with certain other Events of Default, will not constitute a default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include the following, among others:

•	subject to certain rights of the Company, the Company must deposit, or cause to be irrevocably deposited, with the trustee money or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants or investment bank, to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of all the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and
•	we must deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default

In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities, and the debt securities of that series are declared due and payable immediately following an acceleration after the occurrence of any Event of Default, the amount of money or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of such acceleration. However, we shall remain liable for those payments.

Regarding the Trustee

The indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the debt securities, will be governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof other than Section 5-1401 of the General Obligations Law).

DESCRIPTION OF DEPOSITARY SHARES

The following description of shares represented by depositary shares sets forth certain general terms and provisions of deposit agreements, depositary shares and depositary receipts. This summary does not contain all of the information that you may find useful. The particular terms of the depositary shares and related agreements and receipts will be described in the prospectus supplement relating to those depositary shares. For more information, you should review the relevant form of deposit agreement and relevant form of depositary receipts, which are or will be filed with the SEC.

General

We may, at our option, elect to offer depositary shares, each of which would represent an interest in a fractional share, or multiple shares, of our preferred stock instead of whole shares of preferred stock. If so, we will allow a depositary to issue to the public depositary shares, each of which will represent an interest in a fractional share, or multiple shares, of preferred stock as described in the prospectus supplement relating to such series of depositary shares.

Deposit Agreement

The shares of the preferred stock underlying any depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company acting as depositary with respect to those shares of preferred stock. The prospectus supplement relating to a series of depositary shares will specify the name and address of the depositary. Under the deposit agreement, each owner of a depositary share will be entitled, in proportion of its interest in a fractional share or multiple shares, of the preferred stock underlying that depositary share, to all the rights and preferences of that preferred stock, including dividend, voting, redemption, conversion, exchange and liquidation rights.

Depositary shares will be evidenced by one or more depositary receipts issued under the deposit agreement. We will distribute depositary receipts to those persons purchasing such depositary shares in accordance with the terms of the offering made by the applicable prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock underlying the depositary shares to each record holder of depositary shares based on the number of the depositary shares owned by that holder on the relevant record date under the terms specified in the deposit agreement and the applicable prospectus supplement. If there is a distribution other than in cash, the depositary will distribute property to the entitled record holders of depositary shares, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and the distribution of the net proceeds from this sale to the concerned holders.

Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the relevant series of preferred stock will be made available to holders of depositary shares.

The amount distributed in all of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes and governmental charges.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the office of the depositary and upon payment of the charges provided in the deposit agreement and subject to the terms thereof, a holder of depositary receipts will be entitled to have the depositary deliver to such holder the applicable number of shares of preferred stock underlying the depositary shares evidenced by the surrendered depositary receipts. There may be no market, however, for the underlying preferred stock and once the underlying preferred stock is withdrawn from the depositary, it may not be redeposited.

Redemption and Liquidation

The terms on which the depositary shares relating to the preferred stock of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the applicable prospectus supplement.

Voting

Upon receiving notice of any meeting at which preferred stockholders of any series are entitled to vote, the depositary will mail the information contained in that notice to the record holders of depositary shares relating to that series of preferred stock. Each holder of depositary shares on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock underlying that holder’s depositary shares. The depositary will vote the shares of preferred stock underlying those depositary shares according to those instructions, and we will take reasonably necessary actions to enable the depositary to do so. If the depositary does not receive specific instructions from the holders of depositary shares relating to that preferred stock, it will abstain from voting those shares of preferred stock, unless otherwise discussed in the prospectus supplement.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay all charges of each depositary in connection with the initial deposit and any redemption of the preferred stock. Unless otherwise specified in the deposit agreement and the applicable prospectus supplement, holders of depositary shares will be required to pay any other transfer and other taxes and governmental charges and any other charges expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

Each depositary will forward to the relevant holders of depositary shares all of our reports and communications that we are required to furnish to preferred stockholders of any series. The deposit agreement will contain provisions relating to adjustments in the fraction of a share of preferred stock represented by a depositary share in the event of a change in par value, split-up, combination or other reclassification of the preferred stock or upon any recapitalization, merger or sale of substantially all of our assets.

Neither the depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under any deposit agreement. Our obligations and the obligations of each depositary under any deposit agreement will be limited to performing their duties in good faith and without negligence (in the case of any action or inaction in voting preferred stock represented by depositary shares), gross negligence or willful misconduct, and the Company and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless they are provided with satisfactory indemnity. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

A depositary may resign at any time by issuing us a notice of resignation, and we may remove any depositary at any time by issuing it a notice of removal. Resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment. That successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal.

DESCRIPTION OF PURCHASE CONTRACTS

The following description sets forth certain general terms and provisions of the purchase contracts that we may offer from time to time. This summary does not contain all of the information that you may find useful. The particular terms of any purchase contract that we may offer and the related agreements will be described in the prospectus supplement relating to those purchase contracts. For more information, you should review the relevant form of purchase contract and the relevant form of pledge agreement for purchase contracts, if any, which are or will be filed with the SEC.

If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);
•	whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities or securities of an unaffiliated entity, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;
•	any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;
•	any provisions relating to any security provided for the purchase contracts;
•	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;
•	whether the purchase contracts are to be prepaid or not;
•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;
•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;
•	a discussion of certain U.S. federal income tax considerations applicable to the purchase contracts;
•	whether the purchase contracts will be issued in fully registered or global form; and
•	any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF UNITS

The following description sets forth certain general terms and provisions of the units that we may offer from time to time. This summary does contain all of the information that you may find useful. The particular terms of any of the units that we may offer and the related agreements will be described in the prospectus supplement relating to those units. For more information, you should review the relevant form of unit agreement and relevant form of unit certificate, if any, which are or will be filed with the SEC.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;
•	identification and description of the separate constituent securities comprising the units;
•	the price or prices at which the units will be issued;
•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•	information with respect to any book-entry procedures, if any;
•	if applicable, a discussion of certain U.S. federal income tax considerations applicable to the units; and
•	any other terms of the units and their constituent securities.

DESCRIPTION OF WARRANTS

The following description sets forth certain general terms and provisions of the warrants that we may offer from time to time. This summary does not contain all of the information that you may find useful. The particular terms of any of the warrants that we may offer and the related agreements will be described in the prospectus supplement relating to those warrants. For more information, you should review the relevant form of warrant agreement and the relevant form of warrant certificate, if any, which are or will be filed with the SEC.

We may issue warrants to purchase our securities or securities of other issuers or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent we select.

You should review the applicable prospectus supplement for the specific terms of any warrants that may be offered, including:

•	the title of the warrants;
•	the aggregate number of the warrants;
•	the price or prices at which the warrants will be issued;
•	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;
•	our securities or securities of other issuers or any combination of the foregoing purchasable upon exercise of such warrants;
•	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of the warrants may be purchased;
•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of certain U.S. federal income tax considerations; and
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

In order for us to qualify as a REIT for U.S. federal income tax purposes, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code), to include certain entities such as private foundations) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our charter contains restrictions on the ownership and transfer of our stock that are intended to, among other purposes, assist us in complying with these requirements and qualifying as a REIT. Subject to the exceptions described below, no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (in value or by number of shares, whichever is more restrictive) of our outstanding common stock or 9.8% in value of our outstanding stock. We refer to these restrictions, collectively, as the “ownership limit.”

The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our outstanding common stock or 9.8% of our outstanding stock, or the acquisition of an interest in an entity that owns our stock, could, nevertheless, cause the acquiror or another individual or entity to own our stock in excess of the ownership limit.

Our Board of Directors may, upon receipt of certain representations and agreements and in its sole discretion, prospectively or retroactively, waive the ownership limit and may establish a different limit on ownership, or an excepted holder limit, for a particular stockholder if the stockholder’s ownership in excess of the ownership limit would not result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT. As a condition of granting a waiver of the ownership limit or creating an excepted holder limit, our Board of Directors may, but is not required to, require an opinion of counsel or a ruling from the Internal Revenue Service satisfactory to our Board of Directors as it may deem necessary or advisable to determine or ensure our status as a REIT and may impose such other conditions or restrictions as it deems appropriate.

In connection with granting a waiver of the ownership limit or creating or modifying an excepted holder limit, or at any other time, our Board of Directors may increase or decrease the ownership limit unless, after giving effect to any increased or decreased ownership limit, five or fewer persons could beneficially own, in the aggregate, more than 49.9% in value of the shares of our stock then outstanding or we would otherwise fail to qualify as a REIT. A decreased ownership limit will not apply to any person or entity whose percentage of ownership of our stock is in excess of the decreased ownership limit until the person or entity’s ownership of our stock equals or falls below the decreased ownership limit, but any further acquisition of our stock will be subject to the decreased ownership limit.

Our charter also prohibits:

•	any person from beneficially or constructively owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT;
•	any person from transferring shares of our stock if the transfer would result in shares of our stock being beneficially owned by fewer than 100 persons; and
•	any person from beneficially owning shares of our stock to the extent such ownership would result in our failing to qualify as a “domestically controlled qualified investment entity” within the meaning of Section 897(h) of the Code.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limit or any of the other restrictions on ownership and transfer of our stock, and any person who is the intended transferee of shares of our stock that are transferred to a trust for the benefit of one or more charitable beneficiaries described below, must give immediate written notice of such an event or, in the case of a proposed or attempted transfer, give at least 15 days’ prior written notice to us and provide us with such other information as we may request in order to determine the effect of the transfer on our status as a REIT. The provisions of our charter relating to the restrictions on ownership and transfer of our stock will not apply if our Board of Directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT, or that compliance is no longer required in order for us to qualify as a REIT.

Any attempted transfer of our stock that, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be null and void. Any attempted transfer of our stock that, if effective, would result in a violation of the ownership limit (or other limit established by our charter or our Board of Directors), our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or our otherwise failing to qualify as a REIT or as a “domestically controlled qualified investment entity” within the meaning of Section 897(h) of the Code will cause the number of shares causing the violation (rounded up to the nearest whole share) to be transferred automatically to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be effective as of the close of business on the business day before the date of the attempted transfer or other event that resulted in a transfer to the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent a violation of the applicable restrictions on ownership and transfer of our stock, then the attempted transfer that, if effective, would have resulted in a violation of the ownership limit (or other limit established by our charter or our Board of Directors), our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or our otherwise failing to qualify as a REIT or as a “domestically controlled qualified investment entity,” will be null and void.

Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of our stock held in the trust and will have no rights to dividends and no rights to vote or other rights attributable to the shares of our stock held in the trust. The trustee of the trust will exercise all voting rights and receive all dividends and other distributions with respect to shares held in the trust for the exclusive benefit of the charitable beneficiary of the trust. Any dividend or other distribution paid before we discover that the shares have been transferred to a trust as described above must be repaid by the recipient to the trustee upon demand. Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority to rescind as void any vote cast by a proposed transferee before our discovery that the shares have been transferred to the trust and to recast the vote in the sole discretion of the trustee. However, if we have already taken irreversible corporate action, then the trustee may not rescind or recast the vote.

Within 20 days of receiving notice from us of a transfer of shares to the trust, the trustee must sell the shares to a person that would be permitted to own the shares without violating the ownership limit or the other restrictions on ownership and transfer of our stock in our charter. After the sale of the shares, the interest of the charitable beneficiary in the shares transferred to the trust will terminate and the trustee must distribute to the proposed transferee an amount equal to the lesser of:

•	the price paid by the proposed transferee for the shares (or, if the proposed transferee did not give value in connection with the transfer or other event that resulted in the transfer to the trust (e.g., a gift, devise or other such transaction), the market price of the shares on the day of the event that resulted in the transfer of such shares to the trust); and
•	the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares.

The trustee must distribute any remaining funds held by the trust with respect to the shares to the charitable beneficiary. If the shares are sold by the proposed transferee before we discover that they have been transferred to the trust, the shares will be deemed to have been sold on behalf of the trust and the proposed transferee must pay to the trustee, upon demand, the amount, if any, that the proposed transferee received in excess of the amount that the proposed transferee would have received had the shares been sold by the trustee.

Shares of our stock held in the trust will be deemed to be offered for sale to us, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift); and
•	the market price on the date we accept, or our designee accepts, such offer.

We may accept the offer until the trustee has otherwise sold the shares of our stock held in the trust. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee must distribute the net proceeds of the sale to the proposed transferee and distribute any dividends or other distributions held by the trustee with respect to the shares to the charitable beneficiary.

Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, must give us written notice stating the person’s name and address, the number of shares of each class and series of our stock that the person beneficially owns and a description of the manner in which the shares are held. Each such owner also must provide us with any additional information that we request in order to determine the effect, if any, of the person’s beneficial ownership on our status as a REIT and to ensure compliance with the ownership limit. In addition, any person or entity that is a beneficial owner or constructive owner of shares of our stock and any person or entity (including the stockholder of record) who is holding shares of our stock for a beneficial owner or constructive owner must, on request, disclose to us in writing such information as we may request in order to determine our status as a REIT or to comply, or determine our compliance, with the requirements of any governmental or taxing authority.

If our Board of Directors authorizes any of our shares to be represented by certificates, the certificates will bear a legend referring to the restrictions described above.

These restrictions on ownership and transfer of our stock could delay, defer or prevent a transaction or a change of control of us that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to our charter and bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and to the MGCL. See “Where You Can Find More Information.”

Election and Removal of Directors

Our charter and bylaws provide that the number of our directors may be established only by our Board of Directors but may not be fewer than the minimum number required under the MGCL, which is one, nor, unless our bylaws are amended, more than 15. There is no cumulative voting in the election of directors, and directors are elected by a plurality of all the votes cast in the election of directors.

We have elected by a provision of our charter to be subject to provisions of Maryland law requiring that, except as otherwise provided in the terms of any class or series of our stock, vacancies on our Board of Directors may be filled only by the remaining directors, even if the remaining directors do not constitute a quorum, and that any individual elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies.

Our charter provides that, subject to the rights of holders of shares of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause and by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast generally in the election of directors.

Amendment to Charter and Bylaws

Except as described herein and as provided in the MGCL, amendments to our charter must be advised by our Board of Directors and approved by the affirmative vote of our stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter and our Board of Directors has the exclusive power to amend our bylaws. In addition, amendments to the provisions of our bylaws prohibiting our Board of Directors from revoking, altering or amending its resolution exempting any business combination from the “business combination” provisions of the MGCL or exempting any acquisition of our stock from the “control share” provisions of the MGCL without the approval of our stockholders must be approved by the affirmative vote of a majority of the votes cast on the matter by our stockholders.

Business Combinations

Under the MGCL, certain “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, and, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or
•	an affiliate or associate of the corporation who, at any time within the two-year period before the date in question, was the beneficial owner of 10% or more of the voting power of the corporation’s then outstanding voting stock.

A person is not an interested stockholder under the MGCL if the corporation’s board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. In approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and the interested stockholder generally must be recommended by the corporation’s board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The MGCL permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. As permitted by the MGCL, our Board of Directors has adopted a resolution exempting any business combination between us and any other person from the provisions of this statute. Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations involving us. As a result, any person may be able to enter into business combinations with us that may not be in the best interests of our stockholders, without compliance with the supermajority vote requirements and other provisions of the statute. Our bylaws provide that this resolution or any other resolution of our Board of Directors exempting any business combination from the business combination provisions of the MGCL may only be revoked, altered or amended, and our Board of Directors may only adopt any resolution inconsistent with this resolution, with the affirmative vote of a majority of the votes cast on the matter by our stockholders entitled to vote generally in the election of directors.

Control Share Acquisitions

The MGCL provides that a holder of control shares of a Maryland corporation acquired in a control share acquisition has no voting rights with respect to the control shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock that, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;
•	one-third or more but less than a majority; or
•	a majority or more of all voting power.

Control shares do not include shares the acquiror is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiror does not deliver an acquiring person statement as required by the statute, then the corporation may, subject to certain limitations and conditions, redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or, if a meeting of stockholders is held at which the voting rights of the shares are considered and not approved, as of the date of the meeting. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to exercise or direct the exercise of a majority of the voting power, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any acquisition by any person of shares of our stock, and this provision of our bylaws may not be amended without the affirmative vote of a majority of the votes cast on the matter by our stockholders entitled to vote generally in the election of directors.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to be subject to any or all of five provisions, including:

•	a classified board;
•	a two-thirds vote requirement for removing a director;
•	a requirement that the number of directors be fixed only by vote of the board of directors;
•	a requirement that a vacancy on the board of directors be filled only by a vote of the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies; and
•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

Our charter provides that, except as may be provided by our Board of Directors in setting the terms of any class of series of stock, vacancies on our Board of Directors may be filled only by the remaining directors, even if the remaining directors do not constitute a quorum, and that a director elected by the Board of Directors to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualified. We have not elected to be subject to any of the other provisions of Subtitle 8, including the provisions that would permit us to classify our Board of Directors or increase the vote required to remove a director without stockholder approval. Moreover, our charter provides that, without the affirmative vote of a majority of the votes cast on the matter by our stockholders entitled to vote generally in the election of directors, we may not elect to be subject to any of these additional provisions of Subtitle 8. Through provisions in our charter and bylaws unrelated to Subtitle 8, we (1) vest in our Board of Directors the exclusive power to fix the number of directors and (2) require, unless called by our chairman, our chief executive officer, our president or our Board of Directors, the request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting to call a special meeting of stockholders. We do not currently have a classified board and a director may be removed only for cause and by the affirmative vote of a majority of the votes entitled to be cast generally in the election of directors.

Special Meetings of Stockholders

Pursuant to our bylaws, our chairman, our chief executive officer, our president or our Board of Directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders to act on any matter that may properly be considered by our stockholders will also be called by our secretary upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting on such matter, accompanied by the information required by our bylaws. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary may prepare and deliver the notice of the special meeting.

Corporate Opportunities

Our charter provides that, to the maximum extent permitted by Maryland law, each of our controlling stockholder, its affiliates, each of their representatives, and each of our directors or officers that is an affiliate or designee of our controlling stockholder or its affiliates has the right to, and has no duty (contractual or otherwise) not to, (x) directly or indirectly engage in the same or similar business activities or lines of business as us, including those deemed to be competing with us, or (y) directly or indirectly do business with any of our clients, customers or suppliers. In the event that our controlling stockholder or any of its affiliates, or any of their representatives or designees acquires knowledge of a potential transaction or matter that may be a corporate opportunity for us, our controlling stockholder, its affiliates and any of their representatives or designees shall have no duty (contractual or otherwise) to communicate or present such corporate opportunity to us or any of our affiliates and shall not be liable to us or any of our affiliates, subsidiaries, stockholders or other equity holders for breach of any duty (contractual or otherwise) by reason of the fact that our controlling stockholder or any of its affiliates, or any of their representatives or designees, directly or indirectly, pursues or acquires such opportunity for themselves, directs such opportunity to another person, or does not present such opportunity to us or any of our affiliates.

Advance Notice of Director Nomination and New Business

Our bylaws provide that nominations of individuals for election as directors and proposals of business to be considered by stockholders at any annual meeting may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our Board of Directors or (3) by any stockholder who was a stockholder of record at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of the individuals so nominated or on such other proposed business and who has complied with the advance notice procedures of our bylaws. Stockholders generally must provide notice to our secretary not earlier than the 150th day or later than the close of business on the 120th day before the first anniversary of the date our proxy statement was released for the preceding year’s annual meeting.

Only the business specified in the notice of the meeting may be brought before a special meeting of our stockholders. Nominations of individuals for election as directors at a special meeting of stockholders may be made only (1) by or at the direction of our Board of Directors or (2) if the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures of our bylaws. Stockholders generally must provide notice to our secretary not earlier than the 120th day before such special meeting and or later than the later of the close of business on the 90th day before the special meeting or the tenth day after the first public announcement of the date of the special meeting and the nominees of our Board of Directors to be elected at the meeting.

A stockholder’s notice must contain certain information specified by our bylaws about the stockholder, its affiliates and any proposed business or nominee for election as a director, including information about the economic interest of the stockholder, its affiliates and any proposed nominee in us.

Effect of Certain Provisions of Maryland Law and our Charter and Bylaws

The restrictions on ownership and transfer of our stock discussed under the caption “Restrictions on Ownership and Transfer” prevent any person from acquiring more than 9.8% (in value or by number of shares, whichever is more restrictive) of our outstanding common stock or 9.8% in value of our outstanding stock without the approval of our Board of Directors. These provisions may delay, defer or prevent a change in control.

Further, our Board of Directors has the power to increase or decrease the aggregate number of authorized shares of stock or the number of shares of any class or series of stock that we are authorized to issue, to classify and reclassify any unissued shares of our stock into other classes or series of stock, and to authorize us to issue the newly classified shares, and could authorize the issuance of shares of common stock or another class or series of stock, including a class or series of preferred stock, that could have the effect of delaying, deferring or preventing a change in control of us. These actions may be taken without the approval of holders of our common stock unless such approval is required by applicable law, the terms of any other class or series of our stock or the rules of any stock exchange or automated quotation system on which any of our stock is listed or traded. We believe that the power of our Board of Directors to increase or decrease the number of authorized shares of stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise.

Our charter and bylaws also provide that the number of directors may be established only by our Board of Directors, which prevents our stockholders from increasing the number of our directors and filling any vacancies created by such increase with their own nominees. The provisions of our bylaws discussed above under the captions “—Special Meetings of Stockholders” and “—Advance Notice of Director Nomination and New Business” require stockholders seeking to call a special meeting, nominate an individual for election as a director or propose other business at an annual or special meeting to comply with certain notice and information requirements. We believe that these provisions will help to assure the continuity and stability of our business strategies and policies as determined by our Board of Directors and promote good corporate governance by providing us with clear procedures for calling special meetings, information about a stockholder proponent’s interest in us and adequate time to consider stockholder nominees and other business proposals. However, these provisions, alone or in combination, could make it more difficult for our stockholders to remove incumbent directors or fill vacancies on our Board of Directors with their own nominees and could delay, defer or prevent a change in control, including a proxy contest or tender offer that might involve a premium price for our common stockholders or otherwise be in the best interest of our stockholders.

Exclusive Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of any duty owed by any of our directors, officers or other employees to us or to our stockholders, (c) any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to any provision of the MGCL or our charter or bylaws or (d) any action asserting a claim against us or any of our directors, officers or other employees that is governed by the internal affairs doctrine.

Limitation of Liability and Indemnification of Directors and Officers

Maryland law permits us to include a provision in our charter limiting the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and which is material to the cause of action. Our charter contains a provision that eliminates our directors’ and officers’ liability to the maximum extent permitted by Maryland law.

The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or certain other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, we may not indemnify a director or officer in a suit by us or in our right in which the director or officer was adjudged liable to us or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Our charter authorizes us to obligate ourselves, and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service in that capacity; or
•	any individual who, while a director or officer of ours and at our request, serves or has served as a director, officer, trustee, member, manager or partner of another corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served any of our predecessors in any of the capacities described above and any employee or agent of us or any of our predecessors.

Indemnification Agreements

We entered into an indemnification agreement with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law as described under the caption “Certain Relationships and Related Party Transactions” in our most recent Definitive Proxy Statement on Schedule 14A filed with the SEC, which is incorporated or deemed to be incorporated by reference into this prospectus. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and to the acquisition, ownership and disposition of our common stock. Supplemental U.S. federal income tax considerations relevant to the ownership of the other securities offered by this prospectus may be provided in the prospectus supplement that relates to those securities. The sections of the Code and the corresponding Treasury regulations that relate to qualification and taxation as a REIT are highly technical and complex. The following discussion sets forth certain material aspects of the sections of the Code that govern the U.S. federal income tax treatment of a REIT and its stockholders. This summary is based upon, and qualified in its entirety by, the Code, the Treasury regulations, rulings and other administrative pronouncements issued by the Internal Revenue Service (“IRS”), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we will operate the Company and its subsidiaries and affiliated entities in accordance with their applicable organizational documents. For purposes of this discussion, references to “STORE” “we,” “our,” and “us” mean only STORE Capital Corporation, and do not include any of its subsidiaries, except as otherwise indicated. This summary is for general information only and is not tax advice. It does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

•	financial institutions;
•	insurance companies;
•	broker-dealers;
•	regulated investment companies and REITs;
•	partnerships or other entities treated as partnerships for U.S. federal income tax purposes and trusts (and investors therein);
•	persons who, as nominees, hold our stock on behalf of other persons;
•	persons who receive Company stock through the exercise of employee stock options or otherwise as compensation;
•	persons holding Company stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;
•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•	U.S. expatriates and former citizens or long-term residents of the U.S.;
•	U.S. persons whose functional currency is not the U.S. dollar;
•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an applicable financial statement;

and, except to the extent discussed below:

•	tax-exempt organizations; and
•	foreign investors.

This summary assumes that investors will hold their common stock as a capital asset, which generally means as property held for investment.

The U.S. federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. You are urged to consult your tax advisor regarding the federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.

Taxation of the Company

We have elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our initial taxable year ended December 31, 2011. We believe that we have been organized and have operated in a manner that has allowed us to qualify for taxation as a REIT under the Code commencing with such taxable year, and we intend to continue to be organized and to operate in this manner.

In connection with the filing of the registration statement of which this prospectus is a part, we have received an opinion of DLA Piper LLP (US) to the effect that commencing with our taxable year ended on December 31, 2011, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our actual and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of DLA Piper LLP (US) is based on various assumptions relating to our organization and operation and is conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by DLA Piper LLP (US) or by us that we will qualify as a REIT for any particular year. The opinion is expressed as of the date issued. DLA Piper LLP (US) has no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depend on our ability to meet, on a continuing basis through actual operating results, various qualification tests imposed under the Code regarding the composition of our assets and income, distribution levels, and diversity of stock ownership. No assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify” for any potential tax consequences if we fail to qualify as a REIT.

Provided that we qualify as a REIT, generally we will be entitled to a deduction for dividends that we pay and will not be subject to U.S. federal corporate income tax on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon a distribution of dividends to our stockholders.

Most domestic stockholders that are individuals, trusts or estates are taxed on corporate dividends at preferential rates. With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for the preferential rates and will be taxed at rates applicable to ordinary income, subject to certain deductions with respect to ordinary dividends as discussed herein. See “Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions.”

Net operating losses, foreign tax credits and other tax attributes of REITs generally do not pass through to our stockholders. See “Taxation of Stockholders.”

If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed “real estate investment trust taxable income,” including undistributed net capital gains.
•	We may be subject to the “alternative minimum tax” on our items of tax preference under some circumstances for taxable years ending prior to January 1, 2018.
•	If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” below.
•	If we have (1) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property. See “—Foreclosure Property” below.
•	We may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit or refund for its proportionate share of the tax deemed to have been paid and an adjustment would be made to increase the basis of the stockholder in our stock.
•	If we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.
•	If we should fail to satisfy the asset tests (other than certain de minimis failures) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the excise tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 21%) if that amount exceeds $50,000 per failure.
•	If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed and (ii) the amounts we retained and upon which we paid income tax at the corporate level.
•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification—General.”
•	A 100% tax may be imposed on transactions between us and a “taxable REIT subsidiary,” (“TRS”) (as described below) that do not reflect arms-length terms.
•	If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such built-in gain (determined as of the date on which we acquired the assets) at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five-year period following their acquisition from the subchapter C corporation. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to recognize gain with respect to the disposition of the assets under the applicable Treasury regulations on its tax return for the year in which we acquire the asset from the C corporation. The IRS recently issued final Treasury regulations that exclude from the application of this built-in gains tax any gain from the sale of property we acquired in an exchange under Section 1031 (a like kind exchange) or 1033 (an involuntary conversion) of the Code.

•	Our subsidiaries that are C corporations, including our TRS, generally will be required to pay federal corporate income tax on their earnings.
•	If we fail to comply with the requirement to send annual letters to our stockholders requesting information regarding the actual ownership of our stock, and the failure is not due to reasonable cause or due to willful neglect, we will be subject to a $25,000 penalty, or if the failure is intentional, a $50,000 penalty.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, franchise, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;
(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;
(3)	that would be taxable as a domestic corporation but for Sections 856-860 of the Code;
(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;
(5)	the beneficial ownership of which is held by 100 or more persons;
(6)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, actually or constructively, by five or fewer “individuals” (including certain specified tax-exempt entities); and
(7)	which meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT. For purposes of condition (6), the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.

We believe that we have been organized, have operated and have issued sufficient shares of capital stock with sufficient diversity of ownership to allow us to satisfy conditions (1) through (7) inclusive, during the relevant time periods. In addition, our charter provides restrictions regarding the ownership and transfers of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next two sentences, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. Moreover, if our failure to satisfy the share ownership requirements is due to reasonable cause and not willful neglect, we may retain our REIT qualification but will be required to pay a penalty of $50,000 for each such failure. See “—Failure to Qualify.”

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our year-end, and thereby have satisfied and will continue to satisfy this requirement.

The Code provides relief from violations of certain of the REIT requirements, in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including, in certain cases, the payment of a penalty tax that is based upon the magnitude of the violation. See “—Income Tests” and “—Asset Tests” below. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Ownership of Subsidiary Entities

Partnership Subsidiaries. If we are a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets based on our interest in partnership capital (subject to special rules relating to the 10% asset test described below), and to earn our proportionate share of the partnership’s income, for purposes of the gross income and asset tests applicable to REITs. In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

Effective for taxable years beginning after December 31, 2017, the Bipartisan Budget Act of 2015 changes the rules applicable to U.S. federal income tax audits of partnerships. Under the new rules, among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. It is possible that these new audit rules could result in a partnership in which we own an interest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment.

Disregarded Subsidiaries. If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded for U.S. federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS, that is directly or indirectly wholly owned by a REIT. A qualified REIT subsidiary is not required to pay federal income tax, and our ownership of the stock of a qualified REIT subsidiary does not violate the restrictions on ownership of securities, as described below under “—Asset Tests.” Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for federal income tax purposes, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with any partnerships in which the Company may hold an equity interest, are sometimes referred to in this prospectus as “pass-through subsidiaries.”

We currently hold substantially all of our real estate assets through a series of pass-through entities, primarily through limited liability companies that we believe will be treated as disregarded entities for federal income tax purposes. In the future, we may hold investments through entities treated as partnerships for federal income tax purposes.

In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Income Tests.”

Taxable Subsidiaries. In general, we may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the dividends paid to us from such taxable subsidiary, if any, as income. This treatment can affect our gross income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, except for certain activities relating to lodging and healthcare facilities, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or to conduct activities that, if conducted by us directly, would be treated as prohibited transactions.

We currently own an interest in one TRS and may acquire securities in additional TRSs in the future. On September 16, 2011, we formed STORE Investment Corporation, a Delaware Corporation that is wholly owned by us. We have elected to treat STORE Investment Corporation as a TRS for U.S. federal income tax purposes.

Income Tests

In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” certain hedging transactions and certain foreign currency gains, generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (or on interests in real property) (including certain types of mortgage backed securities), “rents from real property,” dividends received from other REITs, and gains from the sale of real estate assets, as well as specified income from temporary investments.

Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains, must be derived from some combination of such income from investments in real property (i.e., certain income that qualifies under the 75% income test described above), as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

•	The amount of rent must not be based in any way on the net income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;
•	We, or an actual or constructive owner of 10% or more of our stock, must not actually or constructively own 10% or more of the interests in the assets or net profits of the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents received from a tenant that is a TRS, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a TRS are substantially comparable to rents paid by our other tenants is determined at the time the lease with the TRS is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such TRS, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a TRS in which we own stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such TRS;
•	Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property”; and
•	We generally must not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. An example of these services at our properties includes the provision of general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no income to provide customary services, or a TRS, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.” Any amounts we receive from a TRS with respect to the TRS’s provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% REIT gross income test.

We generally do not intend to take actions we believe will cause us to fail to satisfy the rental conditions described above.

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income under, and thus will be exempt from, the 75% and 95% gross income tests. The term “hedging transaction,” as used above, generally means (A) any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test or any property which generates such income and (B) new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property and, if an obligation is secured by a mortgage on both real property and personal property and the fair market value of such personal property does not exceed 15% of the total fair market value of all such property. In some cases in the event that we invest in a mortgage loan that is secured by both real property and personal property, we may be required to apportion our interest on the loan between interest on an obligation that is secured by real property (or by an interest in real property) and interest on an obligation that is not so secured. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances as such relief is subject to IRS discretion. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, the Code imposes a tax based upon the amount by which we fail to satisfy the particular income test.

Asset Tests

At the close of each calendar quarter, we must also satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and certain mortgage-backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% gross income test are subject to the additional asset tests described below.

Second, not more than 25% of the value of our total assets may be represented by securities other than those securities includable in the 75% asset test.

Third, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets and we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

Fourth, the aggregate value of all securities of TRSs that we hold may not exceed 20% of the value of our total assets (25% for taxable years ending prior to January 1, 2018).

Fifth, not more than 25% of the value of our total assets may be represented by non-qualified publicly offered REIT debt instruments.

Notwithstanding the general rule, as noted above, for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership. If we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as “securities” for purposes of the 10% asset test, as explained below).

Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute “straight debt,” which includes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt or other types of permitted securities, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% asset test. Such securities include (1) any loan made to an individual or an estate, (2) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (5) any security (including debt securities) issued by another REIT, and (6) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

No independent appraisals have been obtained to support our conclusions as to the value of particular securities other than real estate assets. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate, and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets at the end of the quarter for which the measurement is calculated, and $10,000,000, and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

The asset tests described above must be satisfied at the close of each quarter of our taxable year in which we (directly or through our partnerships, limited liability companies or qualified REIT subsidiaries) acquire securities in the issuer, increase our ownership of securities of such issuer (including as a result of increasing our interest in a partnership or limited liability company which owns such securities), or acquire other assets. If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described above.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(a)	the sum of
(1)	90% of our REIT taxable income, computed without regard to our net capital gains and the deduction for dividends paid, and
(2)	90% of our net income, if any, (after tax) from foreclosure property (as described below), minus
(b)	the sum of specified items of non-cash income over 5% of our “REIT taxable income.”

For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, or any like-kind exchanges that are later determined to be taxable.

In addition, our “REIT taxable income” will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is less than the fair market value of the asset, in each case determined at the time we acquired the asset, within the five-year period following our acquisition of such asset.

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if (a) declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, or (b) declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year.

To the extent that we distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax at regular corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (a) the amounts of capital gain dividends that we designated and that they include in their taxable income, and (b) the tax that we paid on their behalf with respect to that income.

To the extent that we have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Under amendments made by the Tax Cuts and Jobs Act to Section 172 of the of the Code, a REIT’s deduction for any NOL carryforwards arising from losses it sustains in taxable years beginning after December 31, 2017 is limited to 80% of a REIT’s taxable income (determined without regard to the deduction for dividends paid), and any unused portion of losses arising in taxable years ending after December 31, 2017 may not be carried back, but may be carried forward indefinitely. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions.” If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4%

excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, and (y) the amounts of income we retained and on which we paid corporate income tax. Under amendments made by the Tax Cuts and Jobs Act to Section 163 of the Code, for taxable years beginning after December 31, 2017, our deduction for net business interest expense will generally be limited to 30% of our taxable income, as adjusted for certain items of income, gain, deduction or loss. Any business interest deduction that is disallowed due to this limitation may be carried forward to future taxable years. If we are subject to this interest expense limitation, our REIT taxable income for a taxable year may be increased. Taxpayers that conduct certain real estate businesses may elect not to have this interest expense limitation apply to them, provided that they use an alternative depreciation system to depreciate certain property. We believe that we will be eligible to make this election. If we make this election, although we would not be subject to the interest expense limitation described above, our depreciation deductions may be reduced and, as a result, our REIT taxable income for a taxable year may be increased.

It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between our actual receipt of cash, including receipt of distributions from our subsidiaries and our inclusion of items in income for U.S. federal income tax purposes. Alternatively, we may declare a taxable dividend payable in cash or stock at the election of each stockholder, where the aggregate amount of cash to be distributed in such dividend may be subject to limitation. In such case, for federal income tax purposes, the amount of the dividend paid in stock will be equal to the amount of cash that could have been received instead of stock.

In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable in-kind distributions of property.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described above. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Prohibited Transactions

Net income that we derive from a prohibited transaction, is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business by us or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of a corporation at regular corporate rates.

Penalty Tax

Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS of ours, redetermined deductions and excess interest represent any amounts that are deducted by a TRS of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined TRS service income is income of a TRS that is understated as a result of services provided to us or on our behalf. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

We do not believe we have been, and do not expect to be, subject to this penalty tax, although any rental or service arrangements we enter into from time to time may not satisfy the safe-harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on any overstated rents paid to us, or any excess deductions or understated income of our TRS.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property.

We generally will be subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that constitutes qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Derivatives and Hedging Transactions

As discussed in “—Income Tests” above, we and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests, and (3) to hedge previously acquired hedges that we entered into to manage risk associated with liabilities or property that have been extinguished or disposed of, each of which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income test. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax for taxable years ending prior to January 1, 2018, on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic stockholders that are individuals, trusts and estates will generally be taxable as regular corporate dividends. In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends-received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Taxation of Stockholders

Taxation of Taxable Domestic Stockholders

As used in this prospectus, a “domestic stockholder” means a beneficial owner of our capital stock that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the U.S.;
•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the U.S., any state thereof or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

Distributions. So long as we qualify as a REIT, the distributions that we make to our taxable domestic stockholders out of current or accumulated earnings and profits that we do not designate as capital gain dividends will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends-received deduction for corporations. With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates for qualified dividends received by domestic stockholders that are individuals, trusts and estates from taxable C corporations. For taxable years beginning after December 31, 2017 and before January 1, 2026, individual stockholders are generally allowed to deduct up to 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations, which would reduce the maximum marginal effective tax rate for individuals on the receipt of such ordinary dividends to 29.6%. Such stockholders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to:

•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);
•	dividends received by the REIT from TRSs or other taxable C corporations; or
•	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions that we designate as capital gain dividends will generally be taxed to our domestic stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Code will treat a stockholder as having received, solely for tax purposes, its pro rata share of our undistributed capital gains, and the stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See “Taxation of the Company—Annual Distribution Requirements.” Corporate stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Subject to the discussion below on additional Medicare tax on net investment income, long-term capital gains are generally taxable at maximum federal rates of 20% in the case of stockholders that are individuals, trusts and estates, and 21% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions do not exceed the adjusted basis of the stockholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, the stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “Taxation of the Company—Annual Distribution Requirements.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

Under amendments made by the Tax Cuts and Jobs Act to Section 172 of the of the Code, a REIT’s deduction for any NOL carryforwards arising from losses it sustains in taxable years beginning after December 31, 2017 is limited to 80% of a REIT’s taxable income (determined without regard to the deduction for dividends paid), and any unused portion of losses arising in taxable years ending after December 31, 2017 may not be carried back, but may be carried forward indefinitely.

Dispositions of the Company Stock. If a domestic stockholder sells or disposes of shares of our capital stock, it generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and its adjusted basis in the shares of capital stock for tax purposes. This gain or loss will generally be long-term capital gain or loss if the stockholder has held the capital stock for more than one year at the time of such sale or disposition. In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to preferential rates if the stock is held for more than one year, and will be taxed at ordinary income rates if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 21%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly.

Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Additional Medicare Tax on Unearned Income. Certain “high income” taxable domestic stockholders, including individuals, estates and trusts, will be subject to an additional 3.8% Medicare tax on their “net investment” income. The 20% deduction, as added by the Tax Cuts and Jobs Act, with respect to ordinary REIT dividends received by non-corporate taxpayers is likely not allowed as a deduction allocable to such dividends for purposes of determining the amount of net investment income subject to the 3.8% Medicare tax. For individuals, the additional Medicare tax applies to the lesser of (i) “net investment income” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents, and capital gains. Investors are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in our stock.

Passive Activity Losses and Investment Interest Limitations. Distributions that we make and gain arising from the sale or exchange by a domestic stockholder of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any “passive losses” against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.

Taxation of Foreign Stockholders

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. holders. A “non-U.S. holder” is a beneficial owner of our capital stock that is neither a “domestic stockholder,” as defined above, nor an entity treated as a partnership for U.S. federal income tax purposes. Special rules may apply to certain non-U.S. holders, including controlled foreign corporations, passive foreign investment companies, certain U.S. expatriates, and non-U.S. persons eligible for benefits under an applicable income tax treaty with the U.S. Such non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Ordinary Dividends. The portion of distributions received by a non-U.S. holder that is (1) payable out of our current and accumulated earnings and profits, (2) not attributable to gain from our sale or exchange of a U.S. real property interest (a “USRPI”), nor designated by us as a capital gain dividend and (3) not effectively connected with a U.S. trade or business of the non-U.S. holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by a tax treaty. Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. To claim any entitlement to a lower treaty rate, a non-U.S. holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) evidencing eligibility for that reduced treaty rate.

In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will not be subject to withholding but will be subject to federal income tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such dividends. Such income generally must be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax (or such lower rate as provided by an applicable tax treaty) in the case of a non-U.S. holder that is a corporation. To claim the exemption from withholding under the effectively connected income exemption, a non-U.S. holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the distribution is income effectively connected with the non-U.S. holder’s trade or business within the U.S.

Non-Dividend Distributions. Distributions that we make which are not dividends out of our earnings and profits generally will not be subject to U.S. income tax to the extent that such distributions do not exceed the non-U.S. holder’s adjusted basis in our capital stock, but will reduce the non-U.S. holder’s adjusted basis in such stock. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends as described above under “—Taxation of Foreign Stockholders—Ordinary Dividends.” A non-U.S. holder may seek a refund from the IRS of any amounts withheld if it subsequently is determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits.

Distributions that we make in excess of the sum of (a) the stockholder’s proportionate share of our earnings and profits, and (b) the stockholder’s basis in its stock, will be taxed as gain from the sale or exchange of such stock, the tax treatment of which is described below under “—Taxation of Foreign Stockholders—Dispositions of the Company Stock.”.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of U.S. Real Property Interests. Under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), a distribution that we make to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the regular graduated rates applicable to U.S. holders, without regard to whether we designate the distribution as a capital gain dividend. See above under “—Taxation of Foreign Stockholders—Ordinary Dividends,” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 21% (or 20% to the extent provided in applicable Treasury regulations) of any distribution to non-U.S. holders attributable to gain from dispositions by us of USRPIs. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not attributable to gain from a disposition of a USRPI if we held an interest in the underlying asset solely as a creditor.

Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those attributable to dispositions of USRPIs, generally are not subject to U.S. federal income or withholding tax, unless (1) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the U.S.), in which case the non-U.S. holder would be subject to the same treatment as a U.S. stockholder with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to a branch profits tax of up to 30%, or (2) the non-U.S. holder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will incur a 30% tax on his or her capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such non-U.S. holder (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Any distribution that would otherwise have been subject to FIRPTA will not be so treated, and generally will not be treated as income that is effectively connected with a U.S. trade or business, if (1) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the U.S. such as the NYSE, and (2) the recipient non-U.S. holder does not own more than 10% of that class of stock at any time during the year ending on the date of the distribution. We anticipate that our common stock will be “regularly traded” on an established securities market.

Dispositions of the Company Stock. Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. holder generally will not be subject to U.S. federal income taxation. Our stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the U.S., excluding, for this purpose, interests in real property solely in a capacity as a creditor.

Even if the foregoing 50% test is not met, our stock nonetheless will not constitute a USRPI if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT if less than 50% of its value is held directly or indirectly by non-U.S. holders at all times during a specified testing period. We believe that we are, and expect that we will continue to be, a domestically controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA. Effective December 18, 2015, in determining whether a REIT is domestically controlled, the REIT may presume that holders of less than 5% of a class of stock regularly traded on an established securities market in the United States are U.S. persons throughout the testing period, except to the extent that the REIT has actual knowledge to the contrary. In addition, any stock in the REIT held by another REIT that is publicly traded will be treated as held by a non-U.S. person unless the other REIT is domestically controlled, in which case the stock will be treated as held by a U.S. person. Finally, any stock in a

REIT held by another REIT that is not publicly traded will be treated as held by a U.S. person to the extent that U.S. persons hold the other REIT’s stock. However, because our stock is (and, we expect, will continue to be) publicly traded, no assurance can be given that we are or will continue to be a domestically-controlled qualified investment entity.

In the event that we are not a domestically controlled qualified investment entity, but our stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market such as the NYSE, a non-U.S. holder’s sale of our common stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held 10% or less of our outstanding common stock throughout the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period. We expect that our common stock will be regularly traded on an established securities market.

If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the IRS.

Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the U.S. to a non-U.S. holder in two cases: (1) if the non-U.S. holder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States), the non-U.S. holder will be subject to the same treatment as a U.S. stockholder with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treat), as adjusted for certain items, or (2) if the non-U.S. holder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and certain other conditions are met, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock, a non-U.S. holder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. holder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, other shares of our common stock during the 61-day period beginning with the first day of the 30-day period described in clause (1), unless such stock is “regularly traded” and the non-U.S. holder did not own more than 10% of the stock at any time during the one-year period ending on the date of the distribution described in clause (1).

The U.S. federal taxation of non-U.S. holders is a highly complex matter that may be affected by many other considerations. Accordingly, non-U.S. holders should consult their tax advisors regarding the income and withholding tax considerations with respect to owning Company stock.

Qualified Shareholders.

Subject to the exception discussed below, any distribution to a “qualified shareholder” who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to special withholding rules under FIRPTA. While a “qualified shareholder” will not be subject to FIRPTA withholding on REIT distributions, certain investors of a “qualified shareholder” (i.e., non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and hold more than 10% of the stock of such REIT (whether or not by reason of the investor’s ownership in the “qualified shareholder”)) may be subject to FIRPTA withholding.

In addition, a sale of our stock by a “qualified shareholder” who holds such stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA. As with distributions, such sales of our stock may be subject to FIRPTA withholding with respect to certain investors that are investors of a “qualified shareholder” (i.e., non-U.S. persons who (i) hold interests in the “qualified shareholder” (other than interests solely as a creditor), and (ii) hold more than 10% of the stock of such REIT (whether or not by reason of the investor’s ownership in the “qualified shareholder”)) hold interests in the “qualified shareholder”.

A “qualified shareholder” is a foreign person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (ii) is a qualified collective investment vehicle (defined below), and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.

A qualified collective investment vehicle is a foreign person that (i) would be eligible for a reduced rate of withholding under the comprehensive income tax treaty described above, even if such entity holds more than 10% of the stock of such REIT, (ii) is publicly traded, is treated as a partnership under the Code, is a withholding foreign partnership, and would be treated as a “United States real property holding corporation” if it were a domestic corporation, or (iii) is designated as such by the Secretary of the Treasury and is either (a) fiscally transparent within the meaning of section 894, or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.

Non-U.S. holders should consult their tax advisor on the application of these rules.

Qualified Foreign Pension Funds. Any distribution to a “qualified foreign pension fund” (or an entity all of the interests of which are held by a “qualified foreign pension fund”) who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to special withholding rules under FIRPTA. In addition, a sale of our stock by a “qualified foreign pension fund” that holds such stock directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA.

A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the United States, (ii) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (v) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (b) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

Non-U.S. holders should consult their tax advisor on the application of these rules.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they may be subject to taxation on their unrelated business taxable income (“UBTI”). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our stock as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) we are required to “look through” one or more of our pension trust stockholders in order to satisfy the REIT “closely held” test, and (2) either (i) one pension trust owns more than 25% of the value of our stock, or (ii) one or more pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock. Certain restrictions on ownership and transfer of our stock generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock and generally should prevent us from becoming a pension-held REIT.

Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning Company stock.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. We may own properties located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment and that of our stockholders may not conform to the federal income tax treatment discussed above. We may pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign property may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

Information Reporting Requirements and Withholding

Generally

We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a domestic stockholder may be subject to backup withholding (currently at a rate of 24%) with respect to distributions unless the holder: (i) is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A domestic stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. holder provided that the non-U.S. holder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI (or other Form W-8, if applicable), or if certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the net proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. holder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and specified conditions are met or an exemption is otherwise established. Payment of the net proceeds from a disposition by a non-U.S. holder of stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. holder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s federal income tax liability if certain required information is furnished to the IRS. Stockholders are urged to consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

FATCA Withholding

Sections 1471 through 1474 of the Code, commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”), generally impose a withholding tax of 30% on payments of U.S. source dividend, interest or other fixed or determinable annual or periodic income and gross proceeds from the disposition of property of a type that can produce U.S.-source dividends or interest to certain foreign persons, whether as the beneficial owner or as an intermediary for the ultimate beneficial owner, including both (i) a “foreign financial institution” (as defined in the Code), unless such institution is “deemed compliant,” complies with the rules implementing an applicable intergovernmental agreement and/or enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) and (ii) a foreign entity that is not a financial institution in certain cases, unless such entity provides the withholding agent with a certification identifying the substantial U.S. owners of the entity, which generally include any U.S. person who directly or indirectly owns more than 10% of the entity.

Under applicable Treasury regulations and administrative guidance, FATCA withholding generally applies to payments of dividends on our capital stock, and, beginning January 1, 2019, to payments of gross proceeds from the disposition of such stock. Certain countries have entered into, and other countries are expected to enter into, agreements with the U.S. to facilitate the type of information reporting required under FATCA. While the existence of such agreements will not eliminate the risk that payments to foreign financial institutions or non-financial foreign entities in those countries will be subject to FATCA withholding, these agreements are expected to reduce the risk of the withholding for investors in those countries. If you hold our stock through a foreign account or intermediary, you are urged to consult your tax advisor regarding the implications of FATCA to you.

Proposed Legislation or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process, the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, the U.S. federal income tax laws applicable to us and our holders may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal tax laws could adversely affect an investment in our stock.

Additionally, the Tax Cuts and Jobs Act may affect our stockholders and may indirectly affect us. These rules were enacted with varying effective dates, some of which are retroactive. Furthermore, it is not clear when the IRS will issue administrative guidance on the changes made in the Tax Cuts and Jobs Act. Investors should consult with their tax advisors regarding the effect of the Tax Cuts and Jobs Act in their particular circumstances.

SELLING STOCKHOLDERS

Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

PLAN OF DISTRIBUTION

We or any of the selling stockholders may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to one or more purchasers;
•	through agents;
•	to or through underwriters, brokers or dealers;
•	in a rights offering;
•	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;
•	in block trades;
•	through a combination of any of these methods; or
•	through any other method permitted by applicable law and described in a prospectus supplement.

The prospectus supplement with respect to any offering of securities will include the following information:

•	the terms of the offering;
•	the name or names of any underwriters or agents;
•	the public offering price or purchase price of the securities and the net proceeds from the sale of the securities;
•	any delayed delivery arrangements;
•	any underwriting discounts, commissions and other items constituting underwriters’ or agents’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or markets on which the securities may be listed.

The distribution of the offered securities may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to the prevailing market prices; or
•	at negotiated prices.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealer underwriters, dealers, agents or remarketing firms may be changed from time to time.

We will describe the name or names of any underwriters, dealers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.

Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering, sales made directly on the NYSE, the existing trading market for our shares of common stock, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our securities, the amounts underwritten, and the nature of its obligations to take our securities will be described in the applicable prospectus supplement.

Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our shares of common stock, which are each currently listed on the NYSE. We currently intend to list any shares of common stock sold pursuant to this prospectus on the NYSE. We may elect to list any series of preferred stock on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.

Under agreements we may enter into, we may indemnify underwriters, dealers, and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act, or contribute with respect to payments that the underwriters, dealers or agents may be required to make.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

From time to time, we may engage in transactions with these underwriters, dealers, and agents in the ordinary course of business. Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.

Direct Sales and Sales through Agents

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved. We also may sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing Arrangements

Securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

General Information

We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

The validity of the securities offered by means of this prospectus has been passed upon for us by DLA Piper LLP (US). In addition, certain U.S. federal income tax matters have been passed upon for us DLA Piper LLP (US).

EXPERTS

The consolidated financial statements of STORE Capital Corporation appearing in STORE Capital Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2017 (including schedules appearing therein), and the effectiveness of STORE Capital Corporation’s internal control over financial reporting as of December 31, 2017 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference information we file with the SEC into this prospectus and any accompanying prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information filed separately with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in such prospectus supplement will automatically be deemed to update and supersede this information. We are incorporating by reference into this prospectus and any accompanying prospectus supplement the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 23, 2018;
•	our Current Reports on Form 8-K filed with the SEC on February 12, 2018 and February 16, 2018;
•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2016 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 21, 2017; and
•	the description of our common stock contained in the Registration Statement on Form 8-A, filed with the SEC on November 12, 2014, including any amendments or reports filed with the SEC for the purpose of updating such description.

All documents that we file (but not those that we furnish) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any securities covered by this prospectus and the accompanying prospectus supplement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the accompanying prospectus supplement and any previously filed documents.

This means that important information about us appears or will appear in these documents and will be regarded as appearing in this prospectus. Any statement made in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document that is incorporated by reference into this prospectus, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been incorporated by reference into this prospectus (not including exhibits to such information, unless such exhibits are specifically incorporated by reference). You should direct requests for those documents to:

STORE Capital Corporation
Attention: Investor Relations
8377 E. Hartford Dr., Suite 100
Scottsdale, Arizona 85255
(480) 256-1100

Our reports and documents incorporated by reference herein may also be found in the “Investor Relations” section of our website at www.storecapital.com. However, the information contained in, or that can be accessed through, our website is not, and should not be deemed to be, part of this prospectus, any accompanying prospectus supplement or any free writing prospectus or incorporated into any other filing we submit to the SEC.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement and any prospectus supplement, does not contain all of the information in the registration statement and the exhibits to the registration statement. For further information with respect to us, the selling stockholder and the securities offered by this prospectus, we refer you to the registration statement and to the exhibits to the registration statement. Statements contained in this prospectus about the contents of any contract or any other document may not necessarily be complete, and, in each instance, we refer you to the copy of the contract or other document filed or incorporated by reference as an exhibit to the registration statement.

We are subject to the information reporting requirements of the Exchange Act, as amended, and we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy such reports, proxy statements and other information, as well as the registration statement of which this prospectus is a part, at the SEC’s Public Reference Room, which is located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of the registration statement and such reports, proxy statements and information by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC’s Public Reference Room. In addition, our SEC filings are available to the public over the Internet at the SEC’s website located at www.sec.gov.

Our shares of common stock are listed on the NYSE under the symbol “STOR.” Our SEC filings are also available at the offices of the NYSE, 20 Broad Street, New York, New York 10005, or by accessing our website at www.storecapital.com. However, the information contained in, or that can be accessed through, our website is not, and should not be deemed to be, part of this prospectus, any accompanying prospectus supplement or any free writing prospectus or incorporated into any other filing we submit to the SEC.

$

% Senior Notes due 2028

PROSPECTUS SUPPLEMENT

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            , 2018